UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Global Water Resources, Inc.
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Notice of Annual Meeting of Stockholders
To be held on May 7, 2020
Dear Stockholders:
The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Global Water Resources, Inc. will be held on Thursday, May 7, 2020, at 11:00 a.m. Local Time, at our corporate headquarters, located at 21410 North 19th Avenue, Suite 220, Phoenix, Arizona 85027, for the purposes of:
•electing seven directors to serve on our board of directors for a term of office to expire at the 2021 Annual Meeting of Stockholders, with each director to hold office until his or her successor is duly elected or until his or her earlier resignation or removal;
•ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
•approval of the Global Water Resources, Inc. 2020 Omnibus Incentive Plan; and
•transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
We currently are not aware of any other matters scheduled to come before the Annual Meeting. All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business as of March 18, 2020 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.
This year we are taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to stockholders via the Internet. On March 27, 2020, we sent a "Notice of Internet Availability of Proxy Materials" (the "Notice") to holders of our common stock as of the record date. The notice describes how you can access our proxy materials beginning on March 27, 2020.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You may vote via the Internet, telephone, or by mail before the Annual Meeting or in person at the Annual Meeting. For specific instructions, please refer to the Notice.
As part of our precautions regarding the coronavirus outbreak (COVID-19), we are planning for the possibility that the Annual Meeting may be held by means of remote communications, including, but not limited to, holding only a virtual meeting. We will announce any such updates as promptly as practicable, and details on how to participate will be issued by press release, posted on our website at www.gwresources.com, and filed with the SEC as additional proxy materials. As always, we encourage you to vote your shares prior to the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2020 The Company’s proxy statement for the Annual Meeting and its 2019 annual report to stockholders are available at http://materials.proxyvote.com/379463.

Sincerely,

/s/ Ron L. Fleming
Ron L. Fleming Chairman, President, and Chief Executive Officer

Global Water Resources, Inc. - Corporate Headquarters	Phone: 480-360-7775
21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027	Fax: 844-232-3517
gwresources.com

GLOBAL WATER RESOURCES, INC.
PROXY STATEMENT
ANNUAL MEETING INFORMATION

General
The board of directors (the "Board of Directors" or the "Board") of Global Water Resources, Inc. (the “Company”, “we”, “our”, or “us”) is soliciting your proxy for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate headquarters, located at 21410 North 19th Avenue, Suite 220, Phoenix, Arizona 85027, on Thursday, May 7, 2020, at 11:00 a.m. Local Time, and at any and all adjourned or postponed sessions of the Annual Meeting, for the purposes of:
•electing seven directors to serve on our Board of Directors for a term of office to expire at the 2021 Annual Meeting of Stockholders, with each director to hold office until his or her successor is duly elected or until his or her earlier resignation or removal;
•ratifying the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
•approving the Global Water Resources, Inc. 2020 Omnibus Incentive Plan (the "2020 Incentive Plan"); and
•transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
As part of our precautions regarding the coronavirus outbreak (COVID-19), we are planning for the possibility that the Annual Meeting may be held by means of remote communications, including, but not limited to, holding only a virtual meeting. We will announce any such updates as promptly as practicable, and details on how to participate will be issued by press release, posted on our website at www.gwresources.com, and filed with the SEC as additional proxy materials. As always, we encourage you to vote your shares prior to the Annual Meeting.
Internet Availability of Proxy Materials
Under Securities Exchange Commission (“SEC”) rules, we are providing our stockholders with access to our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, on the Internet in lieu of mailing printed copies. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.
As a result, our stockholders will receive in the mail a “Notice of Internet Availability of Proxy Materials” (the “Notice”). The Notice is different than the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. We will begin mailing the Notice to stockholders on or about March 27, 2020, and the proxy materials will be first made available on the Internet on or about March 27, 2020.
The Notice will contain instructions on how to access and review our proxy materials and vote online. The Notice also will contain instructions on how you can request a printed copy of our proxy materials, including a proxy card if you are a record holder or a voting instruction form if you are a beneficial owner. By following the instructions in the Notice, you may request to receive, at no cost, a printed or electronic copy of our proxy materials for the Annual Meeting and indicate such delivery preference for future proxy solicitations. If you make such request by email and would like this delivery method for future proxy solicitations, you must specifically state in your email that such delivery preference should remain in effect for future proxy solicitations. Your request to receive future materials in paper or via email will remain in effect for future proxy solicitations until you terminate it. The proxy materials are available, free of charge, on our corporate website (www.gwresources.com) under “Investors” as well. By referring to our website, we do not incorporate the website or any portion of the website by reference into this proxy statement.
We also follow a procedure called “householding,” which the SEC has approved. Under this procedure, we may deliver a single copy of the Notice or proxy materials to stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. All stockholders have the ability to access the proxy materials on the website referred to in the Notice. If you would like to receive a separate copy of the Notice or future notices regarding the availability of proxy materials (or, if you requested a printed copy of the proxy materials, an additional printed copy of the proxy materials), please submit your request to: Global Water Resources, Inc., ATTN: Corporate Secretary, 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027, email:corporatesecretary@gwresources.com, telephone:480-360-7775, and we will promptly deliver separate copies to you.

Similarly, if you share an address with another stockholder and received multiple copies of the Notice or the proxy materials, you may write or call us at the above address and telephone number to make arrangements to receive a single copy of the Notice or the proxy materials at the shared address in the future.
If your shares are registered differently or are held in more than one account at a brokerage firm, bank, broker-dealer, or other similar organization, you may receive more than one Notice or more than one paper copy of the proxy materials. Please follow the instructions printed on each Notice that you receive and vote the shares represented by each Notice to ensure that all of your shares are voted. If you requested to receive a printed copy of the proxy materials, please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), at 212-509-4000 or in writing at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you can accomplish this by contacting the brokerage firm, bank, broker-dealer, or other similar organization.
Voting; Quorum
Our outstanding common stock constitutes the only class of securities entitled to vote at the Annual Meeting. Common stockholders of record at the close of business on March 18, 2020, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, 22,537,381 shares of our common stock were issued and outstanding. Each share of common stock is entitled to one vote. The presence at the Annual Meeting, in person, or by proxy, of the holders of one-third of the shares of common stock issued and outstanding on March 18, 2020 will constitute a quorum.
All votes will be tabulated by the Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Broker non-votes occur when a nominee, such as a brokerage firm or financial institution (each, a “nominee”), that holds shares on behalf of a beneficial owner does not receive voting instructions from such owner regarding a matter for which such nominee does not have discretion to vote on the proposal without such instructions. The rules applicable to brokerage firms and financial institutions permit nominees to vote in their discretion on routine matters in the absence of voting instructions from the beneficial holder. The ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal Two) is a routine matter. On non-routine matters, nominees cannot vote unless they receive instructions from the beneficial owner. The election of the seven directors to serve on our Board of Director (Proposal One) and the approval of our 2020 Incentive Plan (Proposal Three) are non-routine matters. Abstentions and broker non-votes are counted as present for purposes of determining whether there is a quorum for the transaction of business. For the matters to be voted on at this year’s Annual Meeting, broker non-votes will not be counted for purposes of determining whether a proposal has been approved. See “Voting Procedure—Beneficial Owners of Shares Held in Street Name” below.
The election of directors will be by plurality vote of our outstanding shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected. Votes marked “withhold” and broker non-votes will not affect the outcome of the election, although they will be counted as present for purposes of determining whether there is a quorum. In addition, withhold votes may have an effect on director nominees pursuant to the majority voting policy adopted by our Board of Directors. See "Corporate Governance—Majority Voting Policy" for additional information.
Ratification of the appointment of Deloitte requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions with respect to this proposal will have the same effect as a vote against this proposal.
Approval of the 2020 Incentive Plan requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions with respect to this proposal will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of the proposal.

Voting Procedure
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental, you are a stockholder of record and you received the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. You can vote in person at the Annual Meeting or by proxy. The Notice is not a ballot and you cannot use it to vote your shares. If you mark your vote on the Notice and send it back to us, your vote will not count. There are four ways stockholders of record can vote: (1) in person, by bringing your printed proxy card if you received one by mail or by ballot at the Annual Meeting; (2) via the Internet, by following the instructions in the Notice; (3) via telephone, by calling the toll free number found on the Notice; or (4) by mail, if you received or requested printed copies of the proxy materials in the mail, by filling out the proxy card and returning it in the envelope provided. If you are a stockholder of record, and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or sign and return a proxy without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters presented for a vote at the Annual Meeting. Unless there are different instructions on the proxy card, all shares represented by valid proxies (and not revoked before they are voted) will be voted as follows at the Annual Meeting:
•FOR the election of each of the director nominees listed in Proposal One;
•FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm, as described in Proposal Two; and
•FOR the approval of the 2020 Incentive Plan, as described in Proposal Three.
Beneficial Owners of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and such organization forwarded to you the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. The Notice is not a ballot and you cannot use it to vote your shares. There are four ways beneficial owners of shares held in street name can vote by proxy: (1) in person, by obtaining a legal proxy from the organization holding your account; (2) via the Internet, by following the instructions in the Notice or voting instruction form; (3) via telephone, by calling the toll free number found in Notice or the voting instruction form; or (4) by mail, if you received or requested printed copies of the proxy materials in the mail, by filling out the voting instruction form and returning it in the envelope provided. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. If you do not provide such organization with specific voting instructions, under the rules of the various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If such organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote will have the effects described above under “Voting; Quorum.”
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy or your authenticated Internet or telephone proxy, will give authority to Ron L. Fleming and Michael J. Liebman to vote on such matters at their discretion.
YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

Revocability of Proxies
You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:
•delivering written notice of revocation to our Corporate Secretary at 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027;
•submitting a later dated proxy; or
•attending the Annual Meeting and voting in person.
Your attendance at the Annual Meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person present at the Annual Meeting by executing a form of proxy designating that person to act on your behalf.
If you are a beneficial owner of our shares, but those shares are held of record by another person such as a brokerage firm or bank, then you will need to revoke or resubmit your voting instructions through your broker or nominee and in accordance with its procedures. In order to attend the Annual Meeting and vote in person, you will need to obtain a legal proxy from your broker or nominee, the stockholder of record.
Solicitation
This solicitation is made on behalf of our Board of Directors, and we will pay the costs of solicitation. Copies of solicitation materials will be furnished to banks, brokerage firms and other custodians, nominees, and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners upon request. We will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers, and employees may solicit proxies by email, the Internet, telephone, facsimile, or personal interview. No additional compensation will be paid to these individuals for any such services.

PROPOSAL ONE – ELECTION OF DIRECTORS
At the Annual Meeting, stockholders will elect seven directors to serve on our Board of Directors until the next annual meeting of stockholders, or until their successors are elected and shall have qualified, subject to their earlier death, resignation, or removal as permitted by law. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the seven persons receiving the greatest number of votes will be elected as directors.
Our Board of Directors, acting through our Corporate Governance, Nominating, Environmental, and Health and Safety Committee, is responsible for nominating a slate of directors that collectively have the complementary experience, qualifications, skills, and attributes to guide the Company and function effectively as a Board.
The Corporate Governance, Nominating, Environmental, and Health and Safety Committee has recommended Ron L. Fleming, William S. Levine, Richard M. Alexander, David C. Tedesco, Debra G. Coy, Brett Huckelbridge, and David Rousseau as nominees for election at the Annual Meeting.
We believe that each of our nominees has professional experience in areas relevant to our strategy and operations. All of our nominees have managerial experience and are accustomed to dealing with complex problems. We also believe each of these nominees has other attributes necessary to create an effective Board, including high personal and professional ethics, the willingness to engage management and each other in a constructive and collaborative fashion, the ability to devote significant time to serve on our Board and its committees, and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that led the Corporate Governance, Nominating, Environmental, and Health and Safety Committee and the Board of Directors to conclude that each individual should be nominated to serve as a director of the Company.

Name	Age	Positions
Ron L. Fleming	40	Chairman of the Board, President, and Chief Executive Officer
William S. Levine	88	Director
Richard M. Alexander	64	Director
David C. Tedesco	45	Lead Independent Director
Debra G. Coy	62	Director
Brett Huckelbridge	47	Director
David Rousseau	58	Director

Ron L. Fleming, age 40, has served as our President and Chief Executive Officer since May 2015 and has served as one of our directors since May 2016. Prior to such appointment, he served in various roles at the Company, including as Interim Chief Executive Officer, Chief Operating Officer, Vice President, and General Manager from 2007 to 2014, and as Senior Project Manager of Engineering and Construction from 2004 to 2006. Mr. Fleming joined the Company in 2004, crossing over from the construction industry where he worked for general contractors providing project management on numerous large-scale heavy civil infrastructure projects throughout Arizona. Mr. Fleming has over 17 years of related management and utility experience. He holds a bachelor degree in Construction Management from the School of Engineering at Northern Arizona University, with an emphasis in Heavy Civil Engineering and a minor in Business Administration. Mr. Fleming is a director of the Board of Directors of the Maricopa Economic Development Alliance and the Pinal Partnership where he is the Co-Chair and founder of the organization’s Water Resources Committee. We believe Mr. Fleming’s history with the Company, industry, leadership and operational experience make him well-qualified to serve as a member of our Board of Directors.

William S. Levine, age 88, has served as a director of the Company from the inception of the Company. Mr. Levine served as the Chairman of the Board of Directors of the Company from the inception of the Company until June 2013. Prior to co-founding the Company, Mr. Levine co-founded and served as Chairman of the Board of Directors for Outfront Media, an outdoor advertising/billboard firm that grew to become the largest outdoor advertising company in the United States. Mr. Levine is also the co-founder and majority owner of Allstate U Lok Storage Co., a chain of self-storage and mini-warehouses totaling over one million square feet of capacity. He has been a significant real estate developer, owner, operator, and lender for many years and has been chairman of the general partner of Levine Investments Limited Partnership, a real estate development limited partnership for over six years. We believe Mr. Levine’s role in our founding, history with the Company, and leadership experience make him well-qualified to serve as a member of our Board of Directors.
Richard M. Alexander, age 64, has served as a director of the Company since December 2010. Mr. Alexander has been involved in the oil and gas industry for over 40 years. Mr. Alexander currently is or has been a director of Parallel Energy Trust, Pan Orient Energy, and Oryx Petroleum, as well as several private and not-for-profit entities. Mr. Alexander served as the Interim President and Chief Executive Officer of Parallel Energy Trust from January 2012 to March 2013 and served as the President and Chief Executive Officer of Parallel Energy Trust from March 2013 to March 2016. Mr. Alexander was the President and Chief Operating Officer of AltaGas Ltd. and also held the positions of Executive Vice President, Chief Operating Officer, and Chief Financial Officer from 2006 to 2012. From 2003 to 2006, Mr. Alexander served as the Vice President, Finance and Chief Financial Officer of Niko Resources Ltd., and Vice President, Investor Relations and Communications of Husky Energy Inc. from 2001 to 2003. Mr. Alexander holds a Chartered Financial Analyst (CFA) and a Certified Management Accountant (CMA) designation. He graduated from Ryerson University with a Bachelor of Business Management. In November 2015, Parallel Energy Trust filed an application for protection under the Companies’ Creditors Arrangement Act with the Alberta Court of Queen’s Bench in Calgary. Parallel Energy Trust’s wholly-owned U.S. based subsidiaries, Parallel Energy LP and Parallel Energy GP LLC, also filed for relief under chapter 11 of title 11 of the United States Code. Subject to judicial approval, the wholly-owned U.S. subsidiaries sold substantially all of their assets to Scout Energy Group II, LP as part of the bankruptcy process. We believe Mr. Alexander’s extensive financial and executive leadership experience make him well-qualified to serve as a member of our Board of Directors.
David C. Tedesco, age 45, has served as a director of the Company since May 2013. Mr. Tedesco is the founder and has served as the Chief Executive Officer of True North Companies since January 2001, one of Arizona’s largest and most active private investment firms. He has founded and served as Chief Executive Officer of multiple successful companies and has deep operational experience as well as investing acumen. Mr. Tedesco is a director of numerous organizations including Passport Health, Anmark Machine, Arizona Science Center, Atlas Packs, inDispense, K1 Speed, Outlier Ventures, Pump It Up/BounceU, and Realty Executives International. Mr. Tedesco formed the Tedesco Foundation, a non-profit entity focused on providing strategic support to not-for-profit service providers in Arizona and throughout the world. Mr. Tedesco studied computer science at Iowa State and Physics at Arizona State University and is an alumnus of Harvard Business School. We believe Mr. Tedesco’s deep operational experience, investing acumen, and diverse board experience make him well-qualified to serve as a member of our Board of Directors.

Debra G. Coy, age 62, has served as a director of the Company since May 2018. Ms. Coy is a Principal of Svanda & Coy Consulting, providing strategic advisory services for water sector investors, corporations, and municipal utilities from a capital markets perspective. She is also an advisory Executive in Residence with XPV Water Partners, the largest water-focused growth equity fund in North America, where she served as Partner from 2015 through 2019. She was a Non-Executive Director for Headworks International Inc., a wastewater treatment technology firm, from 2013 until 2016. Previously, Ms. Coy worked on Wall Street as an equity research analyst for more than 20 years, developing a unique leadership franchise and expertise in covering the global water sector for investors. She was Managing Director leading coverage of the water sector for Janney Montgomery Scott’s Capital Markets group, and also held senior equity research roles with the Stanford Washington Research Group, Schwab Capital Markets, HSBC Securities, and National Westminster Bank. Ms. Coy currently serves as a director of Willdan Group (NASDAQ: WLDN) and of AquaVenture Holdings (NYSE: WAAS). We believe Ms. Coy's industry expertise, business acumen, and board experience make her well-qualified to serve as a member of our Board of Directors.

Brett Huckelbridge, age 47, has served as a director of the Company since May 2018. Mr. Huckelbridge is the Managing Member with Steel Canyon Capital, LLC, a registered investment advisory firm, located in Phoenix, Arizona. He has been with Steel Canyon Capital, LLC since 2006, with primary responsibilities being the founder and sole portfolio manager of private partnerships focused on investing concentrated portfolios in high quality companies that are undervalued in the public equity markets. From 2003 to 2006, he was the Vice President of ESL Investments and also served as the Vice President, Business Development at Sears Holding, a portfolio company of ESL Investments. From 2000 to 2003, he was a Managing Member of Sonoran Capital, LLC, working on private and public equity investment opportunities primarily in media and communications industries. From 1997 to 2000, he was the Director, Acquisitions & Strategic Planning, for Outdoor Systems, Inc., in charge of mergers and acquisitions, corporate finance, budgeting, investor relations and special projects. We believe Mr. Huckelbridge's experience in mergers and acquisitions, investment knowledge, and financial background make him well-qualified to serve as a member of our Board of Directors.
David Rousseau, age 58, has served as a director of the Company since February 2019. Mr. Rousseau is the president of Salt River Project (SRP), a community-based, not-for-profit company providing water and electric power to more than 2 million people in Central Arizona. SRP is the largest provider of electricity in the greater Phoenix metropolitan area as well as the area’s largest supplier of wholesale water, delivering about 800,000 acre-feet annually to municipal, urban and agricultural water users. Mr. Rousseau has served as the president since 2010. Previously, Mr. Rousseau served on the SRP Council and board of directors for 20 years. Mr. Rousseau began his career as co-founder of Rousseau Farming Company, which grew to more than 10,000 acres and became one of the largest produce suppliers in Central Arizona. Mr. Rousseau serves on the boards of the Banner Health Foundation, The Nature Conservancy, and the Phoenix Art Museum. He is also involved with the Greater Phoenix Economic Council, Partnership for Economic Innovation and Arizona Super Bowl Host Committee. He holds a degree in agricultural business from the University of Arizona. We believe Mr. Rousseau's industry expertise, business acumen, and board experience make him well-qualified to serve as a member of our Board of Directors.
The Company knows of no reason why any of the nominees for director would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors may recommend.
Our Board of Directors recommends that you vote “FOR” the election of each director nominee.

CORPORATE GOVERNANCE
Independence of Directors
The Board of Directors has determined that Mr. Alexander, Mr. Tedesco, Ms. Coy, Mr. Huckelbridge, and Mr. Rousseau, are independent as defined by NASDAQ listing standards and the independence requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to members of our Audit and Risk Committee, Compensation Committee, and Corporate Governance, Nominating, Environmental, and Health and Safety Committee. Cindy M. Bowers, a former director who did not stand for re-election at the 2019 annual meeting of stockholders, was previously determined to be independent under such standards by the Board as well.
Board Leadership Structure
The Board of Directors understands that board structures vary greatly among United States public corporations, and the Board does not believe that any one leadership structure is more effective at creating long-term stockholder value. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chairman and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

Currently, the Chairman of the Board of Directors is the Company’s President and Chief Executive Officer, Ron L. Fleming. The Board of Directors believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company given Mr. Fleming’s in-depth knowledge of the Company’s business, operations and industry, as well as his ability to formulate and implement strategic initiatives. Further, Mr. Fleming is intimately involved in the day-to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the Board. In addition, the Board of Directors further determined that it was appropriate to have a structure that provided strong leadership among its independent directors. As a result, the Board of Directors appointed David C. Tedesco to serve as the lead independent director. The duties of the lead independent director include, presiding at all meetings of the Board of Directors at which the Chairman of the Board is not present, including all meetings of independent directors; encouraging and facilitating active participation of all directors; serving as a liaison between the independent directors and the Chairman of the Board on sensitive issues and otherwise when appropriate; reviewing and advising on board meeting agendas, schedules, and materials; and performing such other duties as the Board of Directors may from time to time delegate.
Nevertheless, the Board believes that “one-size” does not fit all, and the decision of whether to combine or separate the positions of Chairman and Chief Executive Officer will vary from company to company and depend upon a company's particular circumstances at a given point in time. Accordingly, the Board will continue to consider from time to time whether the Chairman and Chief Executive Officer positions should be combined or separated based on what the Board believes is best for the Company and its stockholders.
Risk Oversight
Our Board of Directors has overall responsibility for the oversight of risk management. As part of this oversight, on a regular basis, our Board of Directors receives reports from various members of management and is actively involved in monitoring and approving key decisions relating to our operations and strategy. In setting the Company’s business strategy, the Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. For example, the Audit and Risk Committee oversees risks relating to accounting and financial reporting matters, as well as the enterprise risk management process; the Compensation Committee oversees risks relating to the compensation and incentives provided to our executive officers; and the Corporate Governance, Nominating, Environmental, and Health and Safety Committee oversees risks relating to the Company’s health and safety practices, as well as risks and exposures associated with director and management succession planning, corporate governance and overall effectiveness of the Board of Directors. The Board of Directors is advised by these committees of significant risks and management’s response via periodic updates.

Majority Voting Policy
Our Board of Directors has adopted a policy which provides that, if the total number of votes withheld exceeds the number of votes cast in favor of a director nominee, the director must immediately submit his or her resignation to the Chairman of our Board of Directors, to be effective when accepted by our Board of Directors. Our Corporate Governance, Nominating, Environmental, and Health and Safety Committee will then consider and make a recommendation to our Board of Directors regarding the resignation. A director who tenders a resignation pursuant to this policy will not participate in any meeting of our Board of Directors or any board sub-committee at which the resignation is considered. Our Board of Directors will accept the resignation absent exceptional circumstances. If a resignation is accepted, our Board of Directors may: (i) leave the vacancy unfilled until the next annual stockholders’ meeting; (ii) appoint a new director to fill the vacancy; or (iii) call a special stockholders’ meeting to fill the vacancy. This policy applies only to uncontested elections — that is, elections in which the number of director nominees is equal to the number of directors to be elected.

Board and Committee Information
During 2019, the Board of Directors held five meetings. Each director attended 100% of the aggregate number of such meetings and meetings of the committees on which he/she served (during the period for which he/she served on the Board and such committees). Although we have no formal policy about attendance at the Annual Meeting of Stockholders by our directors, it is encouraged. One director attended the prior year’s Annual Meeting of Stockholders.
Our Board of Directors has established three standing committees: the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance, Nominating, Environmental, and Health and Safety Committee, each of which have the composition and responsibilities described below. Charters for each of these committees are available on the Company’s website at www.gwresources.com. Information on the website does not constitute a part of this proxy statement.
During our last fiscal year, the members and chair of each committee were as follows:

Director	Audit and Risk Committee	Compensation Committee	Corporate Governance, Nominating, Environmental, and Health and Safety Committee
William S. Levine
Richard M. Alexander	x (chair)	x	x
Cindy M. Bowers (1)	x	x	x (chair)
David C. Tedesco	x	x (chair)	x
Ron L. Fleming
Debra G. Coy (2)			x (chair)
Brett Huckelbridge (3)	x
David Rousseau (4)		x
(1) Ms. Bowers did not stand for re-election at the 2019 annual meeting of stockholders.
(2) Ms. Coy filled Ms. Bowers' position on the committee in May 2019.
(3) Mr. Huckelbridge filled Ms. Bowers' position on the committee in May 2019.
(4) Mr. Rousseau filled Ms. Bowers' position on the committee in May 2019.

Audit and Risk Committee
Our Audit and Risk Committee’s primary functions are to oversee our accounting and financial reporting processes, internal control systems, independent auditor relationship, and the audits of our financial statements. This committee’s responsibilities include the following:
•selecting and hiring our independent registered public accounting firm;
•evaluating the qualifications, independence, and performance of our independent registered public accounting firm;
•reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•reviewing the design, adequacy, implementation, and effectiveness of our internal controls established for finance, accounting, legal compliance, and ethics;
•reviewing the design, adequacy, implementation, and effectiveness of our critical accounting and financial policies;
•overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements;
•reviewing with management and our independent registered public accounting firm the results of our annual and quarterly financial statements;
•preparing the audit committee report that the SEC requires in our annual proxy statement;
•reviewing and approving any related party transactions; and
•preparing risk assessment, overseeing risk management, and reviewing with management any major risk exposures.
The Audit and Risk Committee held four meetings during 2019. Our Board of Directors has determined that each member of our Audit and Risk Committee meets the requirements for independence under current SEC rules and NASDAQ listing standards. Our Board of Directors has additionally determined that each of Richard M. Alexander and David C. Tedesco is an audit committee financial expert as defined under applicable SEC rules and regulations and meets the financial sophistication requirements under the NASDAQ listing standards. Mr. Huckelbridge also meets the financial sophistication requirements under the NASDAQ listing standards.
Compensation Committee
Our Compensation Committee’s primary functions are to monitor and assist our Board of Directors in determining compensation for our senior management, directors, and key employees. This committee’s responsibilities include the following:
•setting performance goals for our officers and reviewing their performance against these goals;
•reviewing and recommending compensation and benefit plans for our officers and key employees and compensation policies for our Board of Directors and members of our board committees;
•reviewing the terms of offer letters and employment agreements and arrangements with our officers; and
•reviewing director compensation for service on our Board of Directors and any committees of our Board of Directors.
The Compensation Committee held four meetings during 2019. Each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under current SEC rules and NASDAQ listing standards. The charter for our Compensation Committee provides it the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.
Corporate Governance, Nominating, Environmental, and Health and Safety Committee
Our Corporate Governance, Nominating, Environmental, and Health and Safety Committee’s primary functions are to assist our Board of Directors by identifying individuals qualified to become directors consistent with criteria established by our Board of Directors. This committee’s responsibilities include the following:
•evaluating the composition, size, and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to committees of our Board of Directors;
•recommending to our Board of Directors the persons to be nominated for election as directors;
•administering a policy for considering nominees for election to our Board of Directors;
•overseeing our directors’ performance and self-evaluation process;
•reviewing our corporate governance principles and providing recommendations to our Board of Directors regarding possible changes;
•reviewing and monitoring compliance with our code of conduct and ethics and our insider trading policy;
•ensuring that there is appropriate orientation, education, and training programs for new and existing directors; and
•assessing the Company’s health and safety practices and ensuring that there is a culture of health and safety enforcement.
The Corporate Governance, Nominating, Environmental, and Health and Safety Committee held five meetings during 2019. Our Board of Directors has determined that each member of our Corporate Governance, Nominating, Environmental, and Health and Safety Committee meets the requirements for independence under the current requirements of the NASDAQ listing standards.
Consideration of Director Nominees Recommended by Stockholders
The Corporate Governance, Nominating, Environmental, and Health and Safety Committee is responsible for identifying, screening, and recommending candidates to the Board of Directors for board membership. When formulating its Board of Directors membership recommendations, the Corporate Governance, Nominating, Environmental, and Health and Safety Committee may also consider recommendations from the Company’s stockholders. There are no differences in the manner in which the Corporate Governance, Nominating, Environmental, and Health and Safety Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. However, stockholders desiring to nominate a director candidate in connection with an annual meeting must comply with certain procedures. See the section entitled “Stockholder Proposals for 2021 Annual Meeting” in this proxy statement and Section 1.13 of the Company’s Amended and Restated Bylaws for additional information regarding stockholder nominations.
Criteria for Nomination to the Board of Directors and Diversity
The Corporate Governance, Nominating, Environmental, and Health and Safety Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, director candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Corporate Governance, Nominating, Environmental, and Health and Safety Committee considers appropriate in the context of the needs of the Board of Directors. In addition, the Corporate Governance, Nominating, Environmental, and Health and Safety Committee and the Board of Directors believe that diversity along multiple dimensions, including race, ethnicity, gender, age, education, cultural background, opinions, skills, perspectives, professional experiences, and other differentiating characteristics, is an important element of its nomination recommendations. Although the Board of Directors does not have a formal diversity policy, the Corporate Governance, Nominating, Environmental, and Health and Safety Committee and the Board of Directors review the factors described above, including diversity, in considering candidates for board membership.
Compensation of Directors
Summary of Director Compensation Program
Historically, directors have been entitled to compensation for their services as members of the Board of Directors of the Company. The compensation arrangements for the non-employee directors of the Company are summarized below.

Component	Amount ($)	Payment Method (1)
Annual Retainer	51,500 per year	50% DPUs/50% cash
Committee Membership Retainer	12,360 per year	50% DPUs/50% cash
Lead Independent Director Fee	9,875 per year	50% DPUs/50% cash
Audit and Risk Committee Chair Fee	12,875 per year	50% DPUs/50% cash
Other Board or Committee Chair Fee	7,725 per year	50% DPUs/50% cash
Meeting Attendance Fee (Board and Committee)	1,288 per meeting in person/ 1,030 per meeting by telephone	50% DPUs/50% cash

(1)Directors receive one-half of their compensation in cash and one-half in the form of deferred phantom units (“DPUs”). However, if a director holds a minimum of three (3) times the value of the annual retainer in the form of common shares, he/she may elect to receive all or a portion of his or her compensation in cash. The Company’s DPU plan (the “DPU Plan”) is discussed in more detail below.
The directors of the Company are also reimbursed for out-of-pocket expenses incurred for attending board and committee meetings. The directors of the Company that were entitled to compensation in 2019 were William S. Levine, Richard M. Alexander, David C. Tedesco, Cindy M. Bowers, Debra G. Coy, Brett Huckelbridge, and David Rousseau. Mr. Fleming is not compensated for his role as Chairman of the Board.
The DPU Plan authorizes the directors of the Company to grant DPUs to directors. DPUs are units whose value tracks the performance of the Company’s common shares and give rise to a right to receive a cash payment, the value of which, on a particular date, will be the market value of the equivalent number of the Company’s common shares at that date. Holders of DPUs are credited with dividend equivalents when and if dividends are paid on the common shares using the market value of the Company’s common shares on the trading day immediately prior to the dividend record date. DPUs granted to directors are fully vested upon the grant date. In order to align their interests with the interest of shareholders, a director is only permitted to redeem his/her DPUs upon ceasing to be a director of the Company. The Board of Directors of the Company believes that this feature of the plan will result in directors taking a long-term view of stockholder value. Additionally, directors will not be in a position to profit from volatility. The Board of Directors of the Company believes that the issuance of DPUs as a core component of the directors’ compensation strengthens the alignment of interests between the directors and the stockholders by linking their holdings and a portion of their annual retainer to the future value of the Company’s common shares.
Director Compensation Table

The table below sets forth information concerning compensation of the Company’s non-employee directors in 2019.

Director	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)	Total ($)
William S. Levine	56,135	—		—	56,135
Richard M. Alexander	95,275	—	(3)	—	95,275
Cindy M. Bowers(4)	45,063	—		—	45,063
David C. Tedesco	50,000	50,000	(5)	—	100,000
Debra G. Coy	57,294	7,081	(6)	—	64,375
Brett Huckelbridge	30,257	30,257	(7)	—	60,514
David Rousseau	30,257	30,257	(8)	—	60,514

(1)As permitted by the terms of the Company’s director compensation program, each director holding at least three (3) times the value of the annual retainer in the form of the Company’s common shares had the option to elect to receive more than 50% of his or her compensation in cash. Messrs. Levine and Alexander, along with Mses. Coy and Bowers have elected to receive 100% of their compensation in cash.
(2)Represents DPUs awarded in 2019. The value of the DPUs presented above was calculated as the common share price on NASDAQ on the date the related DPUs were awarded, multiplied by the number of DPUs awarded. DPUs are fully vested upon issuance. For more information regarding the Company’s accounting treatment of the stock options, refer to Note 14, Deferred Compensation Awards, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 5, 2020.
(3)At December 31, 2019, Mr. Alexander held 16,680 DPUs with an estimated payout value of $221,000 (calculated as the Company’s common share price on NASDAQ on the close of business on December 30, 2019 (i.e., $13.24 per share), multiplied by the number of DPUs outstanding.
(4)Ms. Bowers did not stand for re-election at the 2019 annual meeting of stockholders.
(5)At December 31, 2019, Mr. Tedesco held 50,109 DPUs with an estimated payout value of $663,000 (calculated in the manner described above in footnote 2).
(6)At December 31, 2019, Ms. Coy held 2,162 DPUs with an estimated payout value of $29,000 (calculated in the manner described above in footnote 2).
(7)At December 31, 2019, Mr. Huckelbridge held 4,227 DPUs with an estimated payout value of $56,000 (calculated in the manner described above in footnote 2).
(8)At December 31, 2019, Mr. Rousseau held 2,816 DPUs with an estimated payout value of $37,000 (calculated in the manner described above in footnote 2).

EXECUTIVE OFFICERS
The following are our executive officers as of March 18, 2020, along with the biographies describing the business experience of each of the executive officers, except for Ron L. Fleming, President and Chief Executive Officer, whose biography is provided under the heading "Proposal One — Election of Directors."

Name	Age	Position
Ron L. Fleming	40	Chairman of the Board, President, and Chief Executive Officer
Michael J. Liebman	43	Chief Financial Officer and Corporate Secretary
Jonathan C. Corwin	40	Vice President and General Manager
Joanne Ellsworth	54	Vice President, Corporate and Regulatory Affairs
Heather M. Krupa, CPA	35	Vice President and Controller
John Carroll Lenderking	46	Vice President, Water Resources
Jason Thuneman	40	Vice President, Project Management Office

Mr. Liebman has served as Chief Financial Officer and Corporate Secretary of the Company since May 2014. Mr. Liebman brings over 20 years of finance and management experience. Prior to joining the Company, Mr. Liebman was a Senior Director at Alvarez and Marsal, a leading turnaround and restructuring firm in the United States, from 2002 to 2014. While at Alvarez and Marsal, Mr. Liebman provided strategic planning and interim management services to companies across various industries, including homebuilding, retail, rental/leasing, and manufacturing. During this time, he successfully negotiated the restructuring of over $3 billion in capital and helped raise $750 million of new capital for clients. He is a Certified Public Accountant, licensed in Arizona and a Certified Insolvency and Restructuring Advisor (CIRA).

Mr. Corwin has served as Vice President since June 2017 and General Manager since September 2013. He previously held roles as Operations Program Manager from 2011 to 2012 and the Maricopa-Casa Grande Regional Manager from 2012 to 2013. Mr. Corwin joined the Company in 2011 after serving eight years as a Civil Engineering Officer in the United States Air Force where his primary duties included managing infrastructure construction and maintenance at multiple Air Force bases. While in the Air Force, he served in a variety of capacities, including civil construction, base utility engineer, maintenance engineer, and emergency manager in both stateside and deployed locations. Mr. Corwin holds a degree in Civil Engineering from the United States Air Force Academy, with an emphasis in structural engineering. He also holds a Master of Business Administration from Arizona State University’s W.P. Carey School of Business.

Ms. Ellsworth has served as Vice President of Compliance and Regulatory Affairs since June 2017. She previously held roles as Growth and Development Services Coordinator from 2011 to 2014 and Director, Corporate and Regulatory Affairs from 2014 to 2017. Ms. Ellsworth joined the Company in 2011, with 17 years of experience as an attorney. Her practice focused primarily on representing municipalities regarding economic development, infrastructure financing and construction, condemnation, and zoning. She worked with various municipal clients to draft and implement contracts, memorandums of understanding, ordinances, and other documents concerning real estate, economic development, construction, human resources, and zoning. Ms. Ellsworth is a member of the Missouri Bar, a graduate of the University of Kansas and the University of Missouri Kansas City – School of Law (UMKC), where she was a member and an editor of the UMKC Law Review.

Mrs. Krupa has served as Vice President and Controller since August 2019. She previously held roles as the Controller from August 2018 to August 2019, Director of Financial Reporting from August 2017 to August 2018 and Financial Reporting Manager from August 2016 to August 2017. Mrs. Krupa joined the Company in 2016 with 10 years of accounting experience. She began her career as an auditor with Ernst & Young LLP in Chicago, Illinois, primarily focused in the oil and gas industry along with mergers and divestitures in the manufacturing industry. Subsequent to her time with Ernst & Young she worked for large publicly traded companies in various accounting and financial reporting roles, including Senior Financial Analyst and Financial Reporting Manager. Of which included Exelon Corporation, where she assisted in the financial reporting of a $7.4 billion utility merger, and Florist Transworld Delivery, a floral wire service, retailer and wholesaler, where she assisted with a $500 million merger from 2015 to 2016. Mrs. Krupa holds a Bachelor of Science in Accounting from DePaul University. She is a Certified Public Accountant, licensed in Illinois, and a member of the American Institute of Certified Public Accountants. She currently sits as a committee member of the Data Quality Committee of XBRL US, member of the SEC Professionals Group, and is cofounder of the Phoenix Chapter Women’s Leadership division of the SEC Professionals Group.

Mr. Lenderking has served as the Vice President of Water Resources since February 2020. He previously held roles as the Director of Water Resources from March 2018 to February 2020. Prior to joining the Company, he held roles such as the Manager of Water Resources at EPCOR Water, a water utility company, from 2007 to March 2018, in addition to working in the Water Conservation Office at the City of Phoenix in 2007 where he assisted in the management of the City's water resources and oversaw the development of the City's Demand Management Plan and the City's Residential Retrofit Program. Prior to his tenure at the City of Phoenix, Mr. Lenderking worked at the Arizona Department of Water Resources (ADWR). He held various positions and ultimately oversaw the review of all Phoenix Active Management Area recharge and recovery applications. Mr. Lenderking received his Bachelor of Science in Environmental Resources with a concentration in Watershed Ecology from Arizona State University, and holds a Master of Business Administration from Thunderbird School of Global Management.

Mr. Thuneman has served as Vice President of the Project Management Office (PMO) since June 2017 and has served as the Director of the PMO since 2013.  The PMO is responsible for Development Services, Engineering and Construction, and certain activities related to large-scale permitting and other corporate projects.  Previously, he held various roles with the Company including: Implementation Manager for the technology and software development division from 2011 to 2013; Development Services Manager from 2009 to 2011; and Project Manager for Engineering and Construction from 2005 to 2009 where he deployed over $100 million in capital for the Company’s regulated utilities. Prior to joining the Company, Mr. Thuneman achieved experience and knowledge in the commercial and industrial industries working as Project Manager and Engineer for multiple contractors, constructing over $45 million in infrastructure and facilities. Mr. Thuneman holds a Bachelor of Science in Construction Management with an emphasis in Business Administration and Business Management from the College of Engineering at Northern Arizona University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of March 18, 2020 for:
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•each of our directors;
•each of our named executive officers ("NEOs"); and
•all of our directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 18, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise. Percentage of class is based on 22,537,381 shares outstanding as of March 18, 2020.
Unless otherwise indicated, the address of all listed stockholders is c/o Global Water Resources, Inc., 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027.

Directors and Executive Officers:	Number of Common Stock Shares	Options vested or vesting within 60 days of March 18, 2020(1)	Total Common Stock Shares Beneficially Owned	Percentage of Common Stock
William S. Levine(2)	9,727,920	—	9,727,920	43.2%
Richard M. Alexander	44,038	—	44,038	*
David C. Tedesco	50,000	—	50,000	*
Debra G. Coy(3)	16,034	—	16,034	*
Brett Huckelbridge	—	—	—	*
David Rousseau	—	—	—	*
Ron L. Fleming	17,000	56,296	73,296	*
Michael J. Liebman	12,000	48,000	60,000	*
Heather M. Krupa	200	—	200	*
All Executive Officers and Directors as a Group of 9 people	9,867,192	104,296	9,971,488	43.8%
5% or Greater Stockholders:
Andrew Cohn(4)	1,835,000	—	1,835,000	8.1%
* Represents beneficial ownership of less than 1%.
(1)Shares of the Company’s common stock that may be purchased upon exercise of stock options that have vested or will vest within 60 days of March 18, 2020.
(2)Number of shares of common stock consists of 9,677,920 shares held of record by Levine Investments Limited Partnership, for which Mr. Levine serves as chairman of the general partner, and 50,000 shares held of record by Levine Family Trust "A", for which Mr. Levine is the Trustee.
(3)The address for Debra G. Coy is 13615 Highland Road, Clarksville, Maryland 21029.
(4)Share data based on information in the Schedule 13G filed on January 15, 2020 with the SEC by Mr. Cohn and his spouse. As of December 31, 2019, the Schedule 13G indicates that Mr. Cohn and his spouse have sole voting and dispositive power with respect to 1,784,075 shares and shared voting and dispositive power with respect to 42,150 shares. The address for the Cohn Family is 2201 East Camelback Road, #650, Phoenix, Arizona 85016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following are summaries of transactions since January 1, 2018 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Global Water Management, LLC
On June 5, 2013, the Company sold its wholly-owned subsidiary, Global Water Management, LLC (“GWM”), to an investor group led by a private equity firm which specializes in the water industry. GWM owned and operated the FATHOM business and is an indirect subsidiary of Fathom Water Management Holdings, LLP (the “FATHOM Partnership”).

As GWM was previously owned by the Company, it had historically provided billing, customer service, and other support services for the Company’s regulated utilities. In connection with the sale of GWM in 2013, the Company agreed to use the FATHOM platform for all of its regulated utility services for an initial term of 10 years pursuant to a services agreement. The services agreement was amended on November 17, 2016, which extended the term of the contract through December 31, 2026. As part of the amended agreement, the Company reduced the monthly rate per connection from $7.79 per water account/month to $6.24 per water account/month. Additionally, the scope of services was expanded to include a meter replacement program of approximately $11.4 million, wherein the Company replaced a majority of its meter infrastructure.

On September 10, 2019, the services agreement was amended and restated to, among other things, revise the scope of services to reflect upgrades and improvements to the FATHOM platform. Pursuant to the amended and restated agreement, GWM agreed to continue providing billing, customer service, and other support services for the Company’s regulated utilities at a monthly rate of $6.43 per managed account.

As previously disclosed, based on the breach of the services agreement and cessation of services by GWM on December 20, 2019, the Company considers the services agreement to be terminated effective on that date.

Pursuant to the services agreement, the Company was entitled to quarterly royalty payments based on a percentage of certain of GWM’s recurring revenues for a 10-year period, up to a maximum of $15.0 million, of which $2.3 million has been received over the six year period. Accordingly, following the termination of the services agreement on December 20, 2019, the Company will no longer receive such royalty payments for periods after such date. FATHOM royalties received totaled approximately $0.4 million for each of the years ended December 31, 2019 and 2018.

For the years ended December 31, 2019 and 2018, the Company incurred FATHOM service fees of approximately $1.7 million and $1.6 million, respectively.

We continue to hold an indirect interest in GWM through our ownership of the common and preferred units of the FATHOM Partnership received in consideration for the sale of GWM. Together, these units currently represent an approximate 7.1% ownership interest in the FATHOM Partnership (on a fully diluted basis). Trevor Hill, who resigned from our Board of Directors effective December 31, 2018, has served as Executive Chairman of, and held an indirect equity interest in, GWM.
Medical Benefits Plan
We provide medical benefits to our employees through our participation in Camelback Services Health Plan (the “Plan”), which is a self-defined, self-insured plan for medical claims currently sponsored by Camelback Systems, Inc. (“Camelback Services”). The Plan provides health claim administration services for our employees and employees of Camelback Services. A third party administrator unrelated to the Company and Camelback Services administers claims on behalf of the Plan and we remit directly to this third party administrator of the Plan for medical claims incurred with respect to our employees. Mr. Levine, a member of our board of directors and a major stockholder, is the President and sole owner of Camelback Services. No fees for property or services are paid by the Company to the Plan or to Camelback Services, although the third party claims administrator charges the Plan a monthly claims administration fee. We paid approximately $0.3 million and $0.5 million for medical claims to the Plan in 2019, and 2018, respectively.

Standstill Agreement
On December 21, 2017, William S. Levine, Levine Investments Limited Partnership and Andrew M. Cohn (the “Standstill Shareholders”) entered into a Standstill Agreement with the Company.  Mr. Levine is a member of our board of directors, a major stockholder of the Company, and the chairman of Keim Inc., which is the general partner of Levine Investments Limited Partnership. Mr. Cohn is a significant stockholder of the Company.   Pursuant to the Standstill Agreement, the Standstill Shareholders agreed that without the prior written consent of the Chief Executive Officer of the Company, they and their affiliates will not (i) acquire, agree to acquire, or make any proposal to acquire, equity securities of the Company, or (ii) in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) in connection with the ownership, voting or acquisition of any equity security of the Company.  The Standstill Agreement will remain in effect through the date that the Standstill Shareholders (together with their affiliates) no longer beneficially own common stock representing, on a fully diluted basis, in the aggregate, at least 20% of the Company’s outstanding common stock; provided, however, that the Standstill Agreement may be terminated by any party following six (6) months written notice to the other parties delivered at any time after July 1, 2020.
Related Party Transaction Policy
Our Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore adopted a written policy that is to be followed in connection with approving and ratifying all related party transactions involving our company. The policy covers transactions or series of transactions between directors, director nominees, executive officers, stockholders who own more than 5% of our common stock, and any members of their immediate families. It also applies to any business entity in which any of the persons listed above has a direct or indirect material interest.
Permission for a related party transaction may only be granted in writing in advance by either the Audit and Risk Committee of our Board of Directors in the case of transactions involving officers and directors or, in any case, by the Board of Directors acting exclusively through its disinterested members.
Transactions involving the compensation of executive officers will be reviewed and, if appropriate, approved by the Compensation Committee of the Board of Directors in the manner specified in the charter of the Compensation Committee.
Before any related person transaction is permitted, the following factors must be considered:
•the nature of the related party’s interest in the transaction;
•the dollar value of the amount involved in the transaction;
•the dollar value of the related party’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction occurs in the ordinary course of business of our company;
•whether the transaction with the related person is proposed to be entered into on terms more favorable to our company than terms that could have been reached with an unrelated party; and
•any other information regarding the transaction of the related party that may be material in light of the circumstances of the particular transaction.
Approval of a related party transaction will only be granted if it is determined that, under all of the circumstances, the transaction is in the best interests of our company and only so long as those interests outweigh any negative effect that may arise from permitting it to occur.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets out the number of shares of common stock to be issued upon exercise of outstanding options, the weighted-average exercise price of outstanding options, and the number of securities available for future issuance under equity compensation plans as of December 31, 2019.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	245,604	$11.26	629,396
Equity compensation plans not approved by security holders(1)	386,896	$9.40	—
Total	632,500	$10.12	629,396
(1)386,896 of the outstanding options were awarded under the Global Water Resources, Inc. Stock Option Plan (the “Stock Option Plan”). The Stock Option Plan was assumed by the Company in connection with the merger of GWR Global Water Resources Corp. ("GWRC") with and into the Company. The Stock Option Plan was previously approved by GWRC’s shareholders at the 2012 GWRC annual and special meeting. The Stock Option Plan authorized 875,461 stock options, of which 386,896 remain outstanding as of the record date, March 18, 2020. For more information regarding the Company’s outstanding stock options, refer to Note 14, Deferred Compensation Awards, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 5, 2020.

PROPOSAL TWO – RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Risk Committee of the Board of Directors has appointed the firm of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and is asking the stockholders to ratify this appointment. A representative of Deloitte is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
In the event the stockholders fail to ratify the appointment of Deloitte as our independent registered public accounting firm, the Audit and Risk Committee may reconsider its selection.
Our Board of Directors recommends that you vote “FOR” the selection Deloitte as our independent registered public accounting firm for fiscal 2020.
AUDIT MATTERS
Audit and Risk Committee Report
The Audit and Risk Committee of the Board of Directors is comprised of directors that are “independent” as defined under the current NASDAQ listing standards and Rule 10A-3 under the Exchange Act. The Audit and Risk Committee has a written charter that has been approved by the Board of Directors. A copy of the charter is available on our website at www.gwresources.com.
The Audit and Risk Committee’s members are not professionally engaged in the practice of accounting or auditing, and they necessarily rely on the work and assurances of the Company’s management and the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the process of internal control over financial reporting. The independent registered public accounting firm of Deloitte is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the conformity of such audited financial statements with United States generally accepted accounting principles. Deloitte has served as our independent registered public accounting firm since 2003. The Audit and Risk Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2019 (the “Audited Financial Statements”). In addition, the Audit and Risk Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit and Risk Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB, regarding communications concerning independence and has discussed with Deloitte its independence from the Company. The Audit and Risk Committee further considered whether the provision of non-audit related services by Deloitte to the Company is compatible with maintaining the independence of Deloitte with the Company. The Audit and Risk Committee has also discussed with management of the Company and Deloitte such other matters and received assurances from them as it deemed appropriate.
Based on the above review and discussions, the Audit and Risk Committee recommended to the Board of Directors, and the Board approved, that the Audited Financial Statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

Audit and Risk Committee of the Board of Directors

Richard M. Alexander, Chairman
David C. Tedesco
Brett Huckelbridge

Independent Auditor’s Fees
Deloitte served as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018. The aggregate fees billed by Deloitte for the professional services described below for the fiscal years ended December 31, 2019 and 2018, respectively, are set forth in the table below.

	Year Ended December 31,
	2019	2018
Audit Fees (1)	$491,059	$555,300
Audit-Related Fees(2)	110,000	92,383
Tax Fees(3)	98,511	202,921
All Other Fees(4)	2,000	2,000
Total	$701,570	$852,604
(1)Audit fees include financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including issuance of comfort letters and consents for debt and equity issuances and other attest services required by statute or regulation. Additional audit fees were incurred in 2018 primarily relating to testing resulting from the 2017 Tax Cuts and Jobs Act ("TCJA") and Infrastructure Coordination and Financing Agreements.
(2)Audit-related fees consist of assurance and related services that are traditionally performed by the auditor such as accounting assistance and due diligence in connection with proposed acquisitions or sales, consultations concerning financial accounting and reporting standards, and audits of stand-alone financial statements or other assurance services not required by statute or regulation. Audit related fees billed in 2018 primarily related to the comfort letter and consent related procedures in connection with an equity offering in July 2018 and S-8 Registration Statement filed in August 2018. Audit related fees billed in 2019 primarily related to the comfort letter and consent related procedures in connection with an equity offering in January 2020.
(3)Tax fees consist of tax compliance, tax planning and tax advice, and consulting services, including assistance and representation in connection with tax audits and appeals, tax advice related to proposed acquisitions or sales, employee benefit plans and requests for rulings or technical advice from taxing authorities. Additional tax fees were incurred in 2018 primarily relating to the TCJA.
(4)All other fees reflect accounting research software license costs.

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services
Under its charter, the Audit and Risk Committee must pre-approve all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms, and establish policies and procedures for the committee’s pre-approval of permitted services by the Company’s independent auditors or other registered public accounting firms on an on-going basis. All of the audit, audit-related, tax services, and all other services provided by Deloitte for the 2019 fiscal year were approved by the Audit and Risk Committee in accordance with the foregoing procedures.
EXECUTIVE COMPENSATION
Overview
This section explains how our compensation program is designed and operated with respect to our executives, specifically the following NEOs:
•Ron L. Fleming, Chairman of the Board, President, and Chief Executive Officer
•Michael J. Liebman, Chief Financial Officer and Corporate Secretary
•Heather M. Krupa, Vice President and Controller
Historically, our Board, based on recommendations made by the Compensation Committee, has made decisions regarding salaries, annual bonuses, and incentive compensation for our executive officers and employees and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and our other executive officers. Our Board of Directors solicits input from the Chief Executive Officer and the Compensation Committee regarding the performance of our other executive officers.

Summary Compensation Table
The following table sets forth all compensation paid or payable from the Company in respect of each of the NEOs for services rendered during the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other Compensation ($)(5)	Total Compensation ($)
Ron L. Fleming	2019	350,000	—	153,125	94,969	153,125	15,432	766,651
Chairman, President, and Chief Executive Officer	2018	310,615	15,531	170,839	—	155,308	15,260	667,553
Michael J. Liebman	2019	280,000	—	98,000	79,141	98,000	10,408	565,549
Chief Financial Officer and Corporate Secretary	2018	265,231	10,609	116,702	—	106,092	12,344	510,978
Heather M. Krupa	2019	155,000	—	7,750	63,313	38,750	3,832	268,645
Vice President and Controller

(1)Represents discretionary bonuses earned by our NEOs in 2018 included under our 2018 Incentive Programs. For more information regarding how the cash bonuses payable under our 2019 Incentive Program were determined, see below under the heading “Annual Incentive Awards—Achievement Levels and Outcomes Under 2019 Incentive Program.”
(2)Represents awards of phantom stock units (“PSUs”). The PSUs that were awarded pursuant to our 2019 Incentive Program (shown as compensation for 2019 in the table above) were issued during the first quarter of 2020 upon determination of achievement of the pre-determined performance criteria, which were approved during the third quarter of 2018. The PSUs that were awarded pursuant to our 2018 Incentive Program (shown as compensation for 2018 in the table above) were issued during the first quarter of 2019 upon determination of achievement of the pre-determined performance criteria, which were approved during the third quarter of 2017. The PSUs are fully vested upon grant and immediately exercisable. The PSUs do not have a set expiration date. The value of such awards presented above represents the grant date fair value of the expected cash payment of such PSUs using the price of the Company’s common shares on the date the awards were granted and achievement of the performance goals set forth in the applicable Incentive Program. For more information regarding our incentive programs, see below under the heading “Annual Incentive Awards.” For GAAP accounting purposes, PSUs are accounted for as liability compensatory awards under ASC 710, “Compensation—General.”
(3)Represents the grant date fair value of stock options granted to our NEOs on August 13, 2019 in accordance with ASC 718, “Compensation—Stock Compensation.” The following assumptions were used to calculate the grant date fair value of the stock options: dividend yield—0%; expected volatility—24.66%; risk-free interest rate—1.6%; and expected life—6.3 years. For more information regarding the Company’s accounting treatment of the stock options, refer to Note 14, Deferred Compensation Awards, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 5, 2020.
(4)Represents amounts earned and payable in cash to our NEOs pursuant to our 2019 and 2018 Incentive Programs, as applicable, except for the discretionary bonuses described above in Note (1). For more information regarding our incentive programs, see below under the heading “Annual Incentive Awards.”
(5)Represents matching contributions to our 401(k) plan.

Overview of Executive Compensation Program; Components of Compensation
Our executive compensation program is designed to retain, motivate, and reward our NEOs and other executive officers for their performance and contribution to our long-term success. We seek to compensate our NEOs and other executive officers by combining short and long-term incentives. We also seek to reward the achievement of corporate and individual performance objectives, and to align the interests of our NEOs and other executive officers with those of our stockholders by rewarding the creation of long-term value through equity-linked compensation. We tie individual goals to the area of the NEO’s primary responsibility. These goals may include the achievement of specific financial or business development goals. We set corporate performance goals that reach across various business areas and include achievements in finance/business development and corporate development.
Executive compensation consists primarily of three elements: base salary, annual incentive awards, and long-term incentive awards. Each element of compensation is described in more detail below.
Base Salary
Base salaries for our NEOs are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives at the time of hire. Subject to the provisions of his or her employment agreement (if any), an executive’s base salary is also determined by reviewing the executive’s other forms of compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.
Although we did not engage in formal benchmarking in 2019 or 2018, the public companies that served as the comparative group in setting base salaries were: The York Water Company, Artesian Resources Corp., SJW Group, and Middlesex Water Co. The four comparator companies were chosen based on the following selection criteria:
(1) public water utilities of similar size, or
(2) public water utilities with whom we may compete for executive talent.
In setting base salaries for Messrs. Fleming and Liebman, our Board of Directors did not select a percentile or similar measure within the range of salaries in the comparator group. In this regard, the base salaries for Messrs. Fleming and Liebman are dictated by the terms of their employment agreements. See “Employment Agreements” below for additional information. However, the salaries of Messrs. Fleming and Liebman are within the ranges of the comparator group.
Base salaries of our NEOs are reviewed annually and, subject to the provisions of our employment agreements with the NEOs (if any), may be increased for merit reasons based on any NEO’s success in meeting or exceeding individual objectives. Additionally, base salaries may be adjusted as warranted throughout the year for promotions or other changes in the scope or breadth of a NEO’s role or responsibilities. Our Board of Directors believes that the 2019 base salaries for our NEOs were competitive with those paid by the comparator companies and fairly reflected individual performance and contribution.
Annual Incentive Awards

The compensation program provides for an annual incentive award designed to reward our NEOs for their individual and corporate performance in a given fiscal year. The Compensation Committee assesses the level of the NEO’s achievement of company-wide goals. The annual incentive award may be paid in cash, PSUs, or stock options, which is decided by our Board of Directors at the time of issuance to the extent not specified in an NEO’s employment agreement. In 2019 and 2018, the annual incentive awards given to Messrs. Fleming and Liebman were payable 50% in cash and 50% in the form of PSUs. In 2019, the annual incentive awards given to Mrs. Krupa were payable 83% in cash and 17% in the form of PSUs.

2019 Incentive Program

The Compensation Committee, together with our Board of Directors, sets performance objectives and targets on an annual basis. Our 2019 Incentive Program, adopted in the first quarter of 2019, was designed to allow us to pursue the Company’s strategic initiatives, operations, customer service, and compliance and safety mandates. The 2019 Incentive Program incorporated company-wide goals that were required to be satisfied at specified levels in order for an NEO to receive payments in respect of awards made under the Incentive Program.

Company Goals
The 2019 Incentive Program incorporated “components” (determining the size of the incentive pool on a weighted-average basis based on his or her targeted award percentage). The components and the Company’s levels of achievement relating thereto in 2019, are summarized below:

Components

Description	Target(s)		% of Incentive Pool	Outcome	Achievement Level
Component 1	Compliance and Safety are the Company's primary mandates, as such they are an individual component in our incentive compensation program. Compliance has discreet objectives(1), each event reduces the pool by 25%; Safety Program metrics are based on performance criteria established in the program.		25%	No compliance events Achieved safety goals	25%
Component 2	The Board of Directors believes that both customers and shareholders benefit from establishing financial budgets as a management tool. Efficiency and stability limits impacts to rates, and allows for lower cost of capital. This component weighs the Company's performance against approved adjusted P&L Budget for 2019 of $18.0 million.		25%	Achieved 50% of Payout Scale(2)	12.5%
	Adjusted EBITDA(2) Ranges < $17.0 million $17.0 - $18.0 million > $18.0 million (budget) > $18.25 million (stretch goal)	Payout Scale 0% 50% 75% 100%
Component 3	It is important to all stakeholders for necessary Capital Improvement Projects to be completed on schedule and within budget: Cap Ex Budget approved through year end 2020 = $14.8 million Any overage will be offset against this pool by a ratio of the overage to the budget.		25%	Achieved	25%
Component 4	This is a board discretionary component, and is based on overall operational performance of the Company including customer service, regulatory and environmental compliance, health & safety, water loss metrics, etc.		25%	Board awarded full amount of discretionary component(3)	25%
TOTALS(4)			100%		87.5%

(1)The four discreet safety objectives to which we are measured are as follows: (1) completion of monthly online training, (2) quarterly safety committee participation, (3) quarterly employee safety tailgate meetings, and (4) achievement of quarterly goals.
(2)EBITDA is defined as net income or loss before interest, income taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA excluding the gain or loss related to (i) non-recurring events, (ii) equity method investments, (iii) stock option expense, (iv) deferred compensation, (v) acquisition costs, and (vi) impacts of the TCJA.
(3)The discretionary component was authorized to reflect the Company’s accomplishments with successfully meeting all of the targets above, including the 2019 strategic objectives.
(4)All employees below the CEO and CFO received 100% bonus payout.

Target Annual Incentive Awards for 2019

The target annual incentive awards for fiscal 2019 were determined as a percentage of base salary, as set out below:

Name	2019 Salary ($)	2019 Target Incentive Award as Percentage of Base Salary
Ron L. Fleming	350,000	100%
Michael J. Liebman	280,000	80%
Heather M. Krupa	155,000	30%

Achievement Levels and Outcomes Under 2019 Incentive Program
Based on actual outcomes in respect of the “components” comprising our 2019 Incentive Program, 87.5% of the overall incentive pool was earned by each of our NEOs. The cash portion of this award for each NEO is reflected in the Summary Compensation Table under the heading “Non-equity incentive plan compensation”.

Long-Term Incentive Awards
The compensation program includes long-term incentive awards that are designed to reward our NEOs and other executive officers for our overall performance and strengthen the long-term view and alignment of interests between our NEOs (and other executive officers) and our stockholders by linking their holdings and a portion of their compensation to the future value of our equity securities. Long-term incentive awards are provided through PSUs, stock options, and stock appreciation rights ("SARs"), each as described below. The Compensation Committee, together with our Board of Directors, sets performance objectives and targets. Previous grants are not necessarily taken into account when considering new grants. The stock options awarded to our NEOs during 2019 are discussed below.
Phantom Stock Unit Plan
We previously adopted a PSU plan (the “PSU Plan”) authorizing our Board to issue PSUs to our employees, including our NEOs. The value of the PSUs issued under the PSU Plan (including PSUs granted pursuant to our annual Incentive Programs, as described above) tracks the performance of the Company’s common shares and provides the holder the right to receive a cash payment, the value of which will be the market value of the equivalent number of common shares at the maturity date. PSU awards are generally credited with additional PSUs in respect of dividends issued on the common shares. If dividends are credited, the number of additional PSUs credited to the awards would be equal to the aggregate amount of the dividends that would have been paid to the participant if the PSUs subject to the award had been common shares divided by the market value of a common share on the date on which the dividends are paid. The PSUs vest immediately upon a change of control with respect to the Company if a participant is terminated without cause or terminates employment for “good reason” within 12 months following a change of control of the Company. There is no exercise price attached to the awards.

Stock Option Plan
On March 7, 2018, the Board adopted the Global Water Resources, Inc. 2018 Stock Option Plan ("2018 Option Plan"). Historically, our stock option plans have been used to attract, retain, and motivate NEOs, other executive officers and directors to operate and manage our business in a manner that will provide for our long-term growth and profitability by providing such persons with the opportunity, through stock options, to acquire a proprietary interest in the Company.
The Company’s Board of Directors has delegated to the Compensation Committee responsibility for administering the Stock Option Plan.

No stock option awards were granted to NEOs in 2018. In August 2019, the Board of Directors granted stock options to Messrs. Fleming and Liebman and Ms. Krupa to acquire 30,000, 25,000, and 20,000 shares, respectively under the 2018 Option Plan. Refer to Note 14, Deferred Compensation Awards, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020. The options have a 10-year life and vest over a four-year period, with 25% vesting in August 2020, 25% vesting in August 2021, 25% vesting in August 2022, and 25% vesting in August 2023.
Stock Appreciation Rights Plan
We previously adopted a SARs plan authorizing our Board to grant SARs to our employees, including our NEOs. The value of the SARs issued under the plan tracks the performance of the Company’s common shares and provides the holder the right to receive a cash payment, upon exercise, equal to the difference, if any, between the fair market value of one common share at the date of exercise over the fair market value of one common share on the grant date. No SARs were granted to NEOs in 2019 or 2018.
2020 Omnibus Incentive Plan
On August 6, 2019, the Board adopted, subject to approval by the Company’s stockholders at the Annual Meeting, the 2020 Incentive Plan. See “Proposal 3 — Approval of the Global Water Resources, Inc. 2020 Omnibus Incentive Plan” for additional information. The 2020 Incentive Plan is designed to replace the Company’s existing equity plans, including the 2018 Option Plan, the DPU Plan and the PSU Plan. If the 2020 Incentive Plan is approved by the shareholders at the Annual Meeting, no further awards will be made under the Company’s existing plans following the date of the Annual Meeting. The existing plans will remain in effect until all awards granted under such plans have been exercised, forfeited or cancelled or have otherwise expired or terminated.
Employment Agreements

On August 6, 2019, the Company entered into new employment agreements (the “Employment Agreements”) with each of Mr. Fleming and Mr. Liebman. The Employment Agreements replace the Company’s existing employment agreements with each of Mr. Fleming and Mr. Liebman, effective August 7, 2019. Unless terminated earlier in accordance with its terms, each of the Employment Agreements continues until August 31, 2023 and will automatically renew for one or more additional 12-month periods unless either the Company or the executive provides notice prior to the end of the then-current term.

The Employment Agreements provide that Mr. Fleming will receive an annual base salary of $350,000 and Mr. Liebman will receive an annual base salary of $280,000 during each calendar year during the term of the Employment Agreements. The Board (or the Compensation Committee) may review the base salaries on an annual basis to determine whether any increases are appropriate.

In addition, Mr. Fleming and Mr. Liebman may be entitled to annual incentive compensation as determined (a) in the discretion of the Board (or the Compensation Committee) or (b) pursuant to any incentive compensation program adopted by the Company from time to time. For each calendar year, Mr. Fleming and Mr. Liebman will be eligible to receive up to 50% and 40%, respectively, of his base salary as incentive compensation in the form of a cash bonus. With respect to the performance period ending December 31, 2019, Mr. Fleming and Mr. Liebman were eligible to receive up to 50% and 40%, respectively, of his base salary as incentive compensation in the form of PSUs as determined in accordance with the PSU Plan. For performance periods beginning on and after January 1, 2020, subject to the Company’s stockholders approving the 2020 Incentive Plan at the Annual Meeting, in lieu of PSUs pursuant to the PSU Plan, Mr. Fleming and Mr. Liebman will be eligible to receive up to 50% and 40%, respectively, of his base salary in the form of restricted stock units or such other equity awards as may be issued pursuant to the 2020 Incentive Plan. The actual number of restricted stock units or other equity will be based on the satisfaction of the performance goals established by the Board (or the Compensation Committee) and calculated in accordance with the bonus payments for all employees.

Subject to the Company’s stockholders approving the 2020 Incentive Plan at the Annual Meeting, Mr. Fleming and Mr. Liebman are entitled to 81,120 and 66,370 shares of restricted stock (the “Restricted Shares”), respectively. If the 2020 Incentive Plan is approved by the stockholders at the Annual Meeting, the Restricted Shares shall have a grant date as of the date on which the 2020 Incentive Plan is approved by the Company’s stockholders or such other later date as determined by the Compensation Committee (the “Initial Grant Date”). Such Restricted Shares shall vest in three substantially equal installments: one-third (1/3) of the Restricted Shares shall vest on the Initial Grant Date; one-third (1/3) of the Restricted Shares shall vest on the first anniversary of the Initial Grant Date; and one-third (1/3) of the Restricted Shares shall vest on the second anniversary of the Initial Grant Date. Notwithstanding the foregoing, no Restricted Shares shall be granted to the executives if (1) the Company’s stockholders fail to approve the 2020 Incentive Plan or (2) the respective executive terminates employment with the Company for any reason prior to the Initial Grant Date. The grant of Restricted Shares shall be subject to the terms of the 2020 Incentive Plan and the award agreement granting the Restricted Shares.

The Company will provide to Mr. Fleming and Mr. Liebman such fringe and other benefits as are regularly provided by the Company to members of its senior management team. Under the Employment Agreements, Mr. Fleming and Mr. Liebman have also agreed to post-employment undertakings regarding non-solicitation and non-competition for a period of one year thereafter. For additional information regarding a termination of employment and a change of control with respect to the Company pursuant to the Employment Agreements, see below under “Termination and Change of Control.”
Termination and Change of Control
Pursuant to the Employment Agreements, if either Mr. Fleming’s or Mr. Liebman’s employment is:

•voluntarily terminated by the executive without Good Reason (as defined in the Employment Agreements) or if the Company terminates the executive’s employment for Cause (as defined in the Employment Agreements), then (i) the Company will be obligated to pay the executive’s then current base salary through the date of termination and any incentive compensation earned in previous years but not yet paid; and (ii) no incentive compensation shall be payable for the year in which the termination occurs. In addition, any unvested PSUs, SARs, shares or restricted stock, or other equity-based awards shall be forfeited.

•voluntarily terminated by the executive with Good Reason, or if the Company terminates the executive’s employment without Cause (including by providing notice of non-renewal), then (i) the Company will be obligated to pay the executive’s then current base salary through the date of termination and any incentive compensation earned in previous years but not yet paid; (ii) no incentive compensation shall be payable for the year in which the termination occurs (except if the termination occurs during the last six months of the Company’s fiscal year, the executive may be entitled to certain pro rata payments); (iii) if the executive timely and properly elects continuation coverage under COBRA, the Company shall reimburse the executive for the COBRA premiums as specified in the Employment Agreements; (iv) any equity or stock price-based awards (including PSUs, shares of restricted stock, restricted stock units, and SARs) previously granted will become fully vested and exercisable and all restrictions on restricted awards will lapse; and (v) the Company will pay the executive an amount equal to the sum of (A) three (3) times the executive’s current base salary as of the date of termination, and (B) six (6) times the maximum cash bonus that the executive could have earned in the year of the date of termination.
If either Mr. Fleming or Mr. Liebman terminates his employment with the Company with Good Reason, or if the Company terminates the executive’s employment without Cause within 24 months following a Change of Control (as defined in the Employment Agreements) of the Company, the executive will be entitled to a lump-sum cash payment equal to the sum of (i) three (3) times the executive’s current base salary as of the date of the Change of Control, and (ii) six (6) times the maximum cash bonus that the executive could have earned in the year of the Change of Control. In addition, any equity or stock price-based awards (including PSUs, shares of restricted stock, restricted stock units, and SARs) previously granted to Mr. Fleming or Mr. Liebman will become fully vested and exercisable and all restrictions on restricted awards will lapse upon any Change of Control, regardless of whether the executive remains employed by the Company or its successor following the Change of Control. The Employment Agreements also contain a “best-net” provision, which provides that if Internal Revenue Code Section 280G applies to the payments and such payments trigger an excise tax, then the payments may be reduced to an amount that will not trigger the excise tax, if such reduction would result in a greater amount paid to the executive.
The payments due on termination of employment and termination following a Change of Control are subject to the requirement that Mr. Fleming or Mr. Liebman, as the case may be, execute a release agreement in a form requested by the Company.

2019 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards at December 31, 2019 for each of our NEOs:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)		Option expiration date
Ron L. Fleming	50,000	(1)	—	(1)	5.13	(5)	5/7/2025
	56,296	(3)	62,500	(3)	9.40		8/10/2027
	—		30,000	(4)	11.26		8/13/2029
Michael J. Liebman	35,000	(1)	—	(1)	5.13	(5)	5/7/2025
	48,000	(3)	50,000	(3)	9.40		8/10/2027
	—		25,000	(4)	11.26		8/13/2029
Heather M. Krupa	—	(2)	16,500	(2)	9.40		8/10/2027
	—	(3)	20,000	(4)	11.26		8/13/2029

(1)Represents SARs granted on May 8, 2015. The SARs vest in 20% installments on April 1 of each of the first three (3) years following the grant date, with the first installment vesting on April 1, 2016, and a final 40% installment vesting on the fourth (4th) anniversary of the grant date. The SARs give the holder the right to receive a cash payment equal to the difference between $5.13 per share and the closing price of the Company’s common shares on the exercise date, provided that the closing price is in excess of $5.13 per share. The award provides that vested SARs be settled in cash with no provision for conversion to the Company’s common shares.
(2)Represents SARs granted on August 10, 2017. The SARs vest by calendar year over four calendar years, 25% per year, beginning August 10, 2017. The SARs give the holder the right to receive a cash payment equal to the difference between $9.40 per share and the closing price of the Company’s common shares on the exercise date, provided that the closing price is in excess of $9.40 per share. The award provides that vested SARs be settled in cash with no provision for conversion to the Company’s common shares.
(3)Represents stock options granted on August 10, 2017. The stock options vest in four equal annual installments on August 10, 2018, August 10, 2019, August 10, 2020, and August 10, 2021. The options give the holder the right to purchase the Company's common stock for $9.40 per share.
(4)Represents stock options granted on August 13, 2019. The stock options vest in four equal annual installments on August 13, 2020, August 13, 2021, August 13, 2022, and August 13, 2023. The options give the holder the right to purchase the Company's common stock for $11.26 per share.
(5)All exercise prices were converted to U.S. dollars at a rate of US$0.7209 per CAD$1.00.

PROPOSAL THREE – APPROVAL OF THE GLOBAL WATER
RESOURCES, INC. 2020 OMNIBUS INCENTIVE PLAN

Background on Proposal
On August 6, 2019, the Board approved, subject to stockholder approval, the Global Water Resources, Inc. 2020 Omnibus Incentive Plan (the "2020 Incentive Plan"). The Board has recommended that the stockholders approve the 2020 Incentive Plan at the Annual Meeting.
Reason for the Proposal
The purpose of the Plan is to promote the interests and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward certain officers, employees and directors of, and consultants providing services to, the Company or an affiliate, and by motivating such persons to contribute to the continued growth and success of the Company.

The Board of Directors has adopted the 2020 Incentive Plan in order to reflect current compensation and governance trends and pay practices and to conform to recent changes in the law. The 2020 Incentive Plan is intended to update and supersede the Global Water Resources Inc. 2018 Stock Option Plan (the “2018 Option Plan”), the Global Water Resources, Inc. Stock Option Plan, the Global Water Resources, Inc. Deferred Phantom Unit Plan, the Global Water Resources, Inc. Phantom Stock Unit Plan and the Global Water Resources, Inc. First Amended and Restated Stock Appreciation Rights Plan (the “Prior Plans”).

As of March 18, 2020, the 2018 Option Plan had 629,396 shares of common stock available for issuance. The Board of Directors is requesting that stockholders approve the 2020 Incentive Plan to increase the maximum number of shares of stock for which awards may be granted by 295,000 shares. If this proposal is approved, the total number of shares of common stock that may be delivered pursuant to awards granted under the 2020 Incentive Plan will be 1,170,000. Stockholder approval of the Plan is intended to, among other things, comply with the rules and regulations of NASDAQ.

As of March 23, 2020, the last reported sale price of our common stock on the NASDAQ Global Market was $9.47 per share.

Important Governance Features

The 2020 Incentive Plan does NOT:

•include an “evergreen” feature that automatically replenishes the shares available for future grants under the 2020 Incentive Plan;
•permit grants of options and stock appreciation rights with exercise prices of less than fair market value on the grant date;
•permit repricing of options or stock appreciation rights without the approval of our stockholders, except in connection with a change in the Company’s capitalization; or
•permit liberal share recycling.
Summary of Material Terms of the 2020 Incentive Plan
The following summary of the 2020 Incentive Plan is qualified in its entirety by reference to the full text of the 2020 Incentive Plan, which is attached hereto as Annex A and is incorporated herein by reference.
General
The Prior Plans shall remain in effect until all awards granted under such have been exercised, forfeited or cancelled or have otherwise expired or terminated. No awards will be made under the Prior Plans on or after the Effective Date.
Administration

The 2020 Incentive Plan will be administered and interpreted by the Compensation Committee of the Board (the “Committee”). The Committee has the authority to:

•Interpret the 2020 Incentive Plan and make all determinations necessary or advisable for the administration of the same;
•Prescribe, amend and rescind rules and regulations relating to the 2020 Incentive Plan;
•Provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company;
•Determine the participants who are entitled to receive awards under the 2020 Incentive Plan;

•Determine the types of awards, the times when awards will be granted and the schedule for lapse of restrictions or limitations and accelerations or waivers thereof; and
•Establish the restrictions applicable to awards and the form of each award agreement.

Eligibility for Participants
All of our employees (including officers), non-employee directors, and other service providers will be eligible for grants under the 2020 Incentive Plan, subject to certain conditions set forth in the 2020 Incentive Plan. As of the Record Date, approximately 76 employees and six non-employee directors would be eligible participants in the 2020 Incentive Plan, if it were then in effect, and based upon the participation criteria currently utilized under the 2018 Option Plan. There were 39 current employees and non-employee directors participating in the 2018 Option Plan as of the Record Date.
Types of Awards
The 2020 Incentive Plan would provide for the grant of options intended to qualify as incentive stock options under Section 422 of the Code (“ISOs”), nonqualified stock options (“NQSOs”), SARs, restricted stock, restricted stock units (“RSUs”), performance shares, performance units, and stock grants. Awards may be granted in tandem with other awards.
Stock Options

Subject to the provisions of the 2020 Incentive Plan, the Committee will be permitted to grant ISOs or NQSOs that are not intended to so qualify, or any combination of the same. Any participant may receive a grant of NQSOs. Only employees may receive a grant of ISOs.

The Committee will determine the exercise price per share for options on the grant date or on a date in the future when the Committee determines the options will be effective. No option will be granted at an exercise price that is less than the fair market value of one share of stock on the grant date. Special rules apply in the event ISOs are granted to an employee who holds more than ten percent of the total combined voting power of all classes of outstanding stock.

The Committee will determine the term of each option, which will not exceed ten years from the date of grant. However, if an ISO is granted to an employee who holds more than ten percent of the combined voting power of all classes of outstanding stock, the term of the ISO may not exceed five years from the date of grant.

The Committee will not reduce the exercise price of any option or permit an option to be surrendered in exchange for cash, other awards or a new option having an exercise price below that of the option being surrendered or exchanged, except in the event of a change in the Company’s capitalization. Subject to the provisions of the 2020 Incentive Plan and the applicable award agreement, the Committee will determine, at or after the grant of an option, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any option.
Stock Appreciation Rights

Subject to the provisions of the 2020 Incentive Plan, the Committee will be permitted to grant stock appreciation rights. Such stock appreciation rights entitle a participant to receive in cash or in shares of stock an amount equal to the excess of the fair market value of a specified number of shares of stock on the date of exercise over an exercise price established by the Committee. The exercise price for stock appreciation rights will not be less than the fair market value of our common stock on the grant date. The Committee may not reprice any stock appreciation rights granted under the 2020 Incentive Plan without the approval of our stockholders, except in connection with a change in the Company’s capitalization. Subject to the provisions of the 2020 Incentive Plan and the applicable award agreement, the Committee will determine, at or after the grant of a stock appreciation right, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any stock appreciation right. Unless otherwise set forth in the applicable award agreement, each stock appreciation right will expire immediately and without any payment upon the tenth anniversary of the date such stock appreciation right was granted.

Stock appreciation rights may be granted in tandem with all or a portion of a related option (a “Tandem SAR”) or separately (a “Freestanding SAR”). A Tandem SAR will be exercisable to the extent that the related option is exercisable and the exercise price of such a Tandem SAR will be the exercise price of the related option. At no time will a Tandem SAR be issued if the exercise price of its related option is less than 100 percent of the fair market value of the stock on the grant date. A Freestanding SAR will be exercisable in accordance with such terms and conditions as may be determined by the Committee.

Restricted Stock and Restricted Stock Units

Subject to the provisions of the 2020 Incentive Plan, the Committee will be permitted to grant restricted stock and RSUs. Such restricted stock units entitle a participant to receive a specified number of shares of stock, or its cash equivalent, subject to such restrictions as the Committee may impose. In addition, the Committee may grant the participant dividend equivalents or other distribution rights.

Restricted stock entitles a participant to receive a specified number of shares of stock subject to such restrictions as the Committee may impose. A RSU entitles a participant to receive a share of stock or the cash equivalent of a share of stock, subject to such restrictions as the Committee may impose. In connection with each grant of restricted stock, except as provided in the applicable award agreement, the holder will be entitled to the rights of a stockholder (including the right to vote) in respect of such restricted shares. Subject to the provisions of the 2020 Incentive Plan and the applicable award agreement, the Committee will determine, at or after the grant of restricted stock or an RSU, the vesting criteria, term, methods of exercise, methods and form of settlement, the payment of dividends or dividend equivalents and any other terms and conditions of any restricted stock or RSU.

Unless otherwise provided pursuant to an award agreement or employment agreement, upon termination of employment, restricted stock or RSUs that are at such time subject to restrictions shall be forfeited.

Stock Awards

The Committee may grant stock awards in its discretion. Such stock awards entitle a participant to receive (or purchase at a price determined by the Committee) shares of stock free of any vesting restrictions.

Performance Shares and Performance Units

Subject to the provisions of the 2020 Incentive Plan, the Committee will be permitted to grant performance shares and performance units. Such performance shares may be subject to certain conditions or restrictions as determined by the Committee and as set out in any applicable award agreement. The achievement of the performance goals for a performance period will determine the ultimate value of the performance shares or performance units. The performance goals applicable to any performance share or performance unit award will be based on criteria selected by the Committee and designated in an award agreement or other documentation. The Committee also may grant dividend equivalents for any performance share or performance unit.

Non-Employee Director Retainer Awards

The Board may grant non-employee director retainer awards in its discretion. Such retainer awards may be payable in cash or awards and will be subject to such terms and conditions as set out in any applicable award agreement.
Change of Control
A change of control will be deemed to have occurred where there is a change in ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation within the meaning of Section 409A of the Code.

If a change of control occurs, the Committee shall have the authority and discretion, but shall not have the obligation, to provide, in the award agreement or employment agreement or thereafter, that all or part of outstanding awards shall become fully exercisable and all or part of the restrictions on outstanding awards shall lapse. In addition, upon, or in anticipation of, a change of control, the Committee may: (a) cause all outstanding awards to be canceled and terminated as of a specified date and give each participant the right to exercise such awards during a period determined by the Committee; or (b) cause all outstanding awards to be canceled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the change of control transaction documents.

Clawback

In an award agreement or employment agreement, the Committee may include provisions calling for the recapture or clawback of all or any portion of an award to the extent necessary to comply with Company policy or applicable law.
Amendment and Termination

The Board may amend or terminate the 2020 Incentive Plan at any time, subject to stockholder approval if such approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. If the 2020 Incentive Plan is approved by stockholders, it will terminate on May 7, 2030, unless terminated earlier by the Board or extended by the Board with the approval of stockholders.
United States Federal Income Tax Information
The following summary is intended as a general guide to the United States federal income tax treatment that will apply to awards under the 2020 Incentive Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances. This summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options

An optionee generally recognizes no taxable income for income tax purposes as the result of the grant or exercise of an ISO qualifying under Section 422 of the Code. Optionees who neither dispose of their shares (“ISO shares”) within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. We will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.

Nonqualified Stock Options

An optionee generally recognizes no taxable income as the result of the grant of a NQSO. Upon the exercise of a NQSO, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is our employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a NQSO, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. We generally are entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a NQSO.

Stock Appreciation Rights

The grant of a stock appreciation right will result in no taxable income to the holder or a deduction to the Company. A holder of a stock appreciation right will, upon exercise, recognize taxable income equal to (i) the fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant. If the stock appreciation right were granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. A corresponding deduction will be available to the Company. To the extent the stock appreciation right is settled in shares of common stock, any additional gain or loss recognized upon any later disposition of the shares or property will be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date the shares are no longer subject to a substantial risk of forfeiture (and are freely transferable) unless the participant has elected to make a timely election pursuant to Section 83(b) of the Code, in which case, the participant will recognize ordinary income on the date the shares were acquired. If the participant is an employee, such ordinary income generally will be subject to withholding and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value upon which the participant recognized ordinary income, will be taxed as a capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date.

Restricted Stock Units, Performance Shares, Performance Units, Stock Awards.

The grant of RSUs, performance shares, performance units, or stock awards will result in no taxable income to the participant or deduction to the Company. A participant awarded one of these awards will recognize ordinary income in an amount equal to the fair market value of the compensation issued to the participant on the settlement date. If the participant were an employee, such ordinary income generally will be subject to withholding and employment taxes. Where an award settled in the shares of our common stock, any additional gain or loss recognized upon the disposition of such shares or property will be capital gain or loss.

Section 409A. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount and a possible interest charge. Stock options and stock appreciation rights granted on shares of our common stock with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and stock appreciation rights that are awarded under the 2020 Incentive Plan are intended to be eligible for this exception.
New Plan Benefits

Pursuant to SEC rules, the following table sets forth the benefits or amounts that will be received by or allocated to each of the following individuals or groups under the 2020 Incentive Plan to the extent determinable. Any future awards granted to eligible participants under the 2020 Incentive Plan will be subject to the discretion of the Compensation Committee and, therefore, the total number of awards that will be granted under the 2020 Incentive Plan is not determinable at this time.

Name and Position	Dollar Value ($)	Number of Units
Ron L. Fleming Chairman, President, and Chief Executive Officer	(1)	81,120 (2)
Michael J. Liebman Chief Financial Officer and Corporate Secretary	(1)	66,370 (2)
Heather M. Krupa Vice President and Controller	—	—
Executive Group	(1)	147,490 (2)
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

(1) The dollar value of the Restricted Shares will be determined based on the closing price of the Company’s common stock on the Initial Grant Date.

(2) Subject to the Company’s stockholders approving the 2020 Incentive Plan at the Annual Meeting, Mr. Fleming and Mr. Liebman are entitled to 81,120 and 66,370 shares of restricted stock (the “Restricted Shares”), respectively, pursuant to their respective employment agreements. If the 2020 Incentive Plan is approved by the stockholders at the Annual Meeting, the Restricted Shares shall have a grant date as of the date on which the 2020 Incentive Plan is approved by the Company’s stockholders or such other later date as determined by the Compensation Committee (the “Initial Grant Date”). Such Restricted Shares shall vest in three substantially equal installments: one-third (1/3) of the Restricted Shares shall vest on the Initial Grant Date; one-third (1/3) of the Restricted Shares shall vest on the first anniversary of the Initial Grant Date; and one-third (1/3) of the Restricted Shares shall vest on the second anniversary of the Initial Grant Date. Notwithstanding the foregoing, no Restricted Shares shall be granted to the executives if (1) the Company’s stockholders fail to approve the 2020 Incentive Plan or (2) the respective executive terminates employment with the Company for any reason prior to the Initial Grant Date. The grant of Restricted Shares shall be subject to the terms of the 2020 Incentive Plan and the award agreement granting the Restricted Shares.

Our Board of Directors recommends a vote "FOR" the approval of the 2020 Incentive Plan.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING
For inclusion in the proxy materials to be distributed for the 2021 Annual Meeting pursuant to Rule 14a-8 promulgated by the SEC, a stockholder proposal must be submitted in writing and received by the Company’s Corporate Secretary on or before November 25, 2020.
The Company’s Amended and Restated Bylaws further provide that a stockholder proposal relating to the nomination of a person for election as a director at the 2021 Annual Meeting or a stockholder proposal of other business that is not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at the 2021 Annual Meeting, must be submitted in writing and received by the Company’s Corporate Secretary no earlier than January 7, 2021 and no later than February 5, 2021. Please refer to the advance notice provisions of the Company’s Amended and Restated Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals.
Any proposals described above must be delivered to the Company’s Corporate Secretary at: Global Water Resources, Inc., 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027, Attention: Corporate Secretary.
The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Company’s Amended and Restated Bylaws and SEC requirements for submitting a proposal or nomination. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.
OTHER MATTERS
Annual Report
Our Annual Report on Form 10-K for the 2019 fiscal year accompanies this proxy statement.
A copy of the 2019 Form 10-K report as required to be filed with the SEC, excluding exhibits, will be mailed to stockholders without charge upon written request to: Global Water Resources, Inc., 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027, Attention: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The 2019 Form 10-K is also available through the SEC’s Internet web site (www.sec.gov).

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who may be deemed to own beneficially more than 10 percent of our stock to file initial reports of ownership and reports of changes in ownership with the SEC. We have adopted procedures to assist our directors and executive officers in complying with Section 16(a) requirements, including assisting directors and executive officers with preparing and filing statements on Form 3, Form 4, and, if applicable, Form 5. Based on our review of Section 16(a) forms filed electronically with the SEC, all Section 16(a) filings applicable to directors, officers, and 10% stockholders were filed on a timely basis during the most recent fiscal year or prior fiscal years, except:
•Debra Coy, sixteen reports reporting sixteen transactions (relating to shares acquired through an automatic broker-administered dividend reinvestment program pursuant to a prior election made by Ms. Coy that were inadvertently not reported on a timely basis)
•Ron L. Fleming, one report reporting one transaction
•Michael J. Liebman, one report reporting one transaction
•Johnathan C. Corwin, one report reporting one transaction
•Joanne Ellsworth, one report reporting one transaction
•Heather M. Krupa, one report reporting one transaction
•Jason Thuneman, one report reporting one transaction
Code of Ethical Business Conduct
We have adopted a written code of ethical business conduct that applies to all directors, officers, and employees, including the Chief Executive Officer and Chief Financial Officer. Our policies and practices include ethical and legal standards which must be followed by employees in conducting our business. Compliance with laws and regulations is specifically required. A current copy of the code is posted on our website, which is located at www.gwresources.com under “Investors – Corporate Governance” and may be obtained without charge from our Corporate Secretary, Global Water Resources, Inc., 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Stockholder Communications
Stockholders may communicate with our Board of Directors by writing to Global Water Resources, Inc., Board of Directors, ATTN: Corporate Secretary, 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027. In general, any stockholder communication about bona fide issues concerning the Company delivered to the Corporate Secretary for forwarding to the Board of Directors or specified member(s) will be forwarded in accordance with the stockholder’s instructions.
Other Matters before the Annual Meeting
As of the date of this proxy statement, we know of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

GLOBAL WATER RESOURCES, INC.

MAIL — Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.

▲ **FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED** ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors

   (1) William S. Levine
   (2) Richard M. Alexander
   (3) David C. Tedesco
   (4) Ron L. Fleming
   (5) Debra G. Coy
   (6) Brett Huckelbridge
   (7) David Rousseau

FOR all Nominees listed to the left ☐

WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐

2. Ratification of independent registered public accounting firm.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date** __________**2020.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GLOBAL WATER RESOURCES, INC.

The undersigned appoints Ron L. Fleming and Michael J. Liebman, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Global Water Resources, Inc. held of record by the undersigned at the close of business on March 18, 2020 at the Annual Meeting of Stockholders of Global Water Resources, Inc. to be held on May 7, 2020 or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE. THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, IN FAVOR OF PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated, and signed, on the other side)

ANNEX A
Global Water Resources, Inc.
2020 Omnibus Incentive Plan

GLOBAL WATER RESOURCES, INC.
2020 OMNIBUS INCENTIVE PLAN

EFFECTIVE DATE: May __, 2020
APPROVED BY STOCKHOLDERS: May __, 2020
EXPIRATION DATE: May __, 2030
ARTICLE I
ESTABLISHMENT, PURPOSE, EFFECTIVE DATE AND EXPIRATION DATE

1.1Establishment; Prior Plans. Global Water Resources, Inc. (the “Company”), hereby establishes the Global Water Resources, Inc. 2020 Omnibus Incentive Plan (the “Plan”). The Company has previously adopted the Global Water Resources Inc. 2018 Stock Option Plan, the Global Water Resources, Inc. Stock Option Plan, the Global Water Resources, Inc. Deferred Phantom Unit Plan, the Global Water Resources, Inc. Phantom Stock Unit Plan and the Global Water Resources, Inc. First Amended and Restated Stock Appreciation Rights Plan (the “Prior Plans”). The Prior Plans shall remain in effect until all awards granted under such plans have been exercised, forfeited or cancelled or have otherwise expired or terminated. No awards will be made under the Prior Plans on or after the Effective Date.
1.2Purpose. The purpose of the Plan is to promote the interests and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward certain officers, Employees and Directors of, and Consultants providing services to, the Company or an Affiliate, and by motivating such persons to contribute to the continued growth and success of the Company.
1.3Effective Date; Stockholder Approval. The Plan is effective on the date it is approved by the Company’s stockholders (the “Effective Date”). The Plan must be submitted to the stockholders of the Company for their approval within twelve months after the adoption of the Plan by the Board. If such approval is not obtained, the Plan and any Awards granted pursuant thereto shall be void and without effect.
1.4Expiration Date. Unless sooner terminated by the Company’s Board of Directors (the “Board”), the Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
ARTICLE II
DEFINITIONS AND CONSTRUCTION

2.1Certain Defined Terms. As used in this Plan, unless the context otherwise requires, the following terms shall have the following meanings:
(a)“Affiliate” means the Company and any other corporation or trade or business required to be aggregated with the Company which constitutes a single employer under Code Section

414(b) or Code Section 414(c) with the Company, except that in applying Code Section 1563(a)(1), (2) and (3), the language “at least 50%” is used instead of “at least 80%.”
(b)“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, or Stock Grant granted to a Participant under the Plan.
(c)“Award Agreement” means the document (which may be in paper or electronic medium) establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion, provided the terms of such document are not inconsistent with or contradictory to this Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Cause” means:
(1)With respect to any Employee or Contractor:
(i)the willful refusal to follow a lawful direction of any person to whom the Participant reports, provided the direction is not materially inconsistent with the duties or responsibilities of the Participant’s job position;
(ii)the willful misconduct or disregard of the Participant’s duties or of the interest or property of the Company or its Affiliates;
(iii)any act of fraud against, misappropriation from, or dishonesty to, the Company or its Affiliates;
(iv)the commission of a felony or a crime involving moral turpitude; or
(v)a material breach of any agreement with the Company or any Affiliate, provided that the nature of such breach shall be set forth with reasonable particularity in a written notice to the Participant who shall have ten (10) days following delivery of such notice to cure such alleged breach, provided that such breach is, in the reasonable discretion of the Board, susceptible to a cure.
(2)With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:
(i)Malfeasance in office;
(ii)Gross misconduct or neglect;
(iii)False or fraudulent misrepresentation inducing the Director’s appointment;
(iv)Willful conversion of Company or Affiliate funds; or
(v)Repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.
(f)“CEO” means the Chief Executive Officer of the Company.

(g)“Change in Control” means a “change in the ownership or effective control of a corporation,” or a “change in the ownership of a substantial portion of the assets of a corporation” within the meaning of Section 409A of the Code (treating the Company as the relevant corporation) provided, however, that for purposes of determining a “change in the effective control,” “50 percent” shall be used instead of “30 percent” and for purposes of determining a “substantial portion of the assets of the corporation,” “85 percent” shall be used instead of “40 percent.”
(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.
(i)“Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that if the Company’s Stock is traded on NASDAQ or any securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded, the Committee shall consist of two or more Directors, all of whom are: (i) Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3); and (iii) “independent directors” within the meaning of the NASDAQ Listing Requirements or the rules of any securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded.
(j)“Company” means Global Water Resources, Inc., a Delaware corporation.
(k)“Consultant” means any consultant, adviser, or independent contractor who provides services to the Company or an Affiliate as an independent contractor and not as an Employee; provided, however, that a Consultant may become Participant in this Plan only if he or she: (i) is a natural person; (ii) provides bona fide services to the Company; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.
(l)“Director” or “Non-Employee Director” means a member of the Board who is not an Employee.
(m)“Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time or such other definition as provided in an Award Agreement or employment agreement. In the case of an Incentive Stock Option, Disability shall have the meaning ascribed to it in Section 22(e)(3) of the Code.
(n)“Effective Date” has the meaning ascribed to it in Section 1.3 (Effective Date; Stockholder Approval).
(o)“Employee” means an individual who is classified by the Company as a common law employee (or who would be considered a common law employee if such person was not on an authorized leave of absence). Regardless of any subsequent determination by a court or a governmental agency that an individual should be treated as a common law employee, an individual will be considered an Employee under the Plan only if such individual has been so classified by the Company for purposes of the Plan. Examples of individuals who will not be considered to be Employees of the Company include: (i) Consultants; (ii) leased employees as defined in Section 414(n) of the Code; (iii) individuals providing services to the Company pursuant to a contract with a third-party; (iv) independent contractors; (v) employees of independent contractors; (vi) interns; and (vii) co-op employees.

(p)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including the regulations thereunder and any successor provisions and regulations thereto.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
(r)“Fair Market Value” means (i) means the closing sale price of one share of Stock as reported on the NASDAQ (or other securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded) on the date such value is determined or, if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded, or (ii) if the Company’s Stock is no longer traded on NASDAQ (or other securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded), the fair market value of Stock on a particular date determined by the reasonable application of reasonable valuation methods or procedures as may be established from time to time by the Board. The Board shall use such procedures to determine fair market value in compliance with Section 409A of the Code and the regulations issued thereunder. Notwithstanding anything in the Plan to the contrary, the Board may not delegate its authority to determine Fair Market Value.
(s)“Freestanding SAR” means an SAR granted separately from a related Option as described by Section 7.1 (Grants).
(t)“Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines an Award will become effective.
(u)“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(v)“NASDAQ” means the NASDAQ Stock Exchange.
(w)“Non-Qualified Stock Option” means an Option that is not intended to be or does not meet the requirements to be an Incentive Stock Option. Any Option granted by the Committee that is not designated as an Incentive Stock Option will be a Non-Qualified Stock Option.
(x)“Option” means a right granted to a Participant under Article VI (Stock Options). An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
(y)“Participant” means an Employee, Director, or Consultant to whom an Award has been granted under the Plan.
(z)“Plan” means this Global Water Resources, Inc. 2020 Omnibus Incentive Plan.
(aa)“Performance Goal” means one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.
(bb)“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured.

(cc)“Performance Share” means a right to receive a payment in the form of Stock equal to the value of a Performance Share as determined by the Committee.
(dd)“Performance Unit” means the right to receive a payment in cash or Stock or a combination thereof equal to the value of a Performance Unit as determined by the Committee.
(ee)“Quarterly Meeting Date” means the regularly scheduled quarterly meetings of the Board that are held during each calendar year.
(ff)“Restricted Period” means the period during which Restricted Stock or a Restricted Stock Unit, Performance Share or Performance Unit is subject to restrictions.
(gg)“Restricted Stock” means Stock granted to a Participant pursuant to Article VIII (Restricted Stock Units and Restricted Stock) that is subject to certain restrictions and a risk of forfeiture.
(hh)“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article VIII (Restricted Stock Units and Restricted Stock). A Restricted Stock Unit Award grants the Participant the right to receive shares of Stock or the cash value of the shares of Stock in the future.
(ii)“Retainer” means the annual retainer to which each Non-Employee Director is entitled, as may be determined by the Board from time to time.
(jj)“Securities Act” means the Securities Act of 1933, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
(kk)“Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).
Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a termination of employment has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.
In the case of a Director, Separation from Service means that such member has ceased to be a member of the Board. Whether a Consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).
(ll)“Specified Employee” means a “specified employee” within the meaning of Section 409A of Code.

(mm)“Stock” means the common stock of the Company.
(nn)“Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Article VII (Stock Appreciation Rights). An SAR gives a Participant a right to receive, in cash or in shares Stock, value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of common Stock at the time of exercise; over (ii) an exercise price established by the Committee.
(oo)“Stock Award” means an Award granted to a Participant pursuant to Article IX (Stock Awards). A Stock Award grants the Participant the right to receive Stock, subject to restrictions specified by the Committee.
(pp)“Tandem SAR” means an SAR granted in tandem with all or a portion of a related Option as described by Section 7.1 (Grants).
2.2Other Defined Terms. Unless the context otherwise requires, all other capitalized terms shall have the meanings set forth in the other Articles and Sections of this Plan.
2.3Construction. In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.
ARTICLE III
ELIGIBILITY
3.1In General. All Employees, Directors, and Consultants are eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may select, from time to time, from among all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award.
ARTICLE IV
PLAN ADMINISTRATION
4.1Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to: (i) interpret the Plan; (ii) prescribe, amend, and rescind rules and regulations relating to the Plan; (iii) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and (iv) make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Committee shall have the power and authority to make all other determinations which may be necessary or advisable for the administration of the Plan.
4.2Awards. Except in the case of the Awards to Non-Employee Directors, and except as otherwise provided the governing documents of the Committee, the Committee shall have the authority, in its sole discretion, to determine: (i) the Participants who are entitled to receive Awards under the Plan; (ii) the types of Awards; (iii) the times when Awards shall be granted; (iv) the number of Awards; (v) the purchase price or exercise price, if any, and the period(s) during which such Awards shall be exercisable (whether in whole or in part); (vi) the restrictions applicable to Awards; (vii) the form of each Award Agreement, which need not be the same for each Participant; (viii) the other terms and provisions of any Award, which need not be the same for each Participant, including, but not limited to, whether and to what extent, and in what circumstances an Award may be settled in cash, Stock, other Awards, or other property or whether an Award may be canceled, forfeited, exchanged or surrendered; and (ix) the schedule for lapse of restrictions or limitations and accelerations or waivers thereof, based in each case on such considerations as the Committee deems appropriate.
4.3Allocation and Delegation of Authority. Except to the extent prohibited by applicable law or NASDAQ (or other securities exchange or quotation system on which the shares of Stock are then listed, quoted or traded), the Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO, or other senior members of management as the Committee deems appropriate, and may delegate all or any part of its responsibilities and powers to any such person or persons to the extent such delegation is permitted by applicable law; provided, that any such allocation or delegation be in writing; and provided, further, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act. If the Committee delegates its authority to one or more officers of the Company, such officers shall not be permitted to grant Awards to themselves and shall be prohibited from taking part in any action in connection with their participation in the Plan. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.
4.4Decisions Binding. The Committee’s interpretation of the Plan or any Award Agreement and all decisions and determinations made by the Committee with respect to the Plan and any Award are final, binding and conclusive on all parties. All authority of the Committee (or the Board) with respect to Awards issued pursuant to the Plan shall continue after the term of the Plan so long as any Award remains outstanding.
4.5Limitation of Liability. No member of the Committee nor any person to whom the Committee delegates authority pursuant to Section 4.6 (Award Agreement) shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan unless, in either case, such action, omission or determination was taken or made by such Committee member or other person in bad faith and without reasonable belief that it was in the best interests of the Company.
4.6Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee, in its discretion, shall determine. The terms of an Award Agreement may vary depending on the type of Award and any combination of Awards may be granted at one time and on more than one occasion to the same Participant.
ARTICLE V
STOCK SUBJECT TO PLAN
5.1Available Shares. Subject to the adjustment provided in Section 5.2 (Share Counting; Lapsed Awards), the maximum number of shares of Stock reserved and available for grant under the Plan is 1,170,000, which number includes the number of shares of Stock that were authorized but unissued under the Global Water Resources, Inc. 2018 Stock Option Plan (875,000 shares as of July 30, 2019). The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.
5.2Share Counting; Lapsed Awards. Any share of Stock granted in connection with Options and Stock Appreciation Rights shall be counted as one (1) share of Stock against the limit set forth in

Section 5.1 (Available Shares). Any share of Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted as two (2) shares of Stock for every one (1) share of Stock granted in connection with such Award. The following rules shall apply solely for purposes of determining the total number of shares of Stock available for grant under the Plan:
(a)If any Award granted under the Plan, or any Option outstanding under the Global Water Resources, Inc. 2018 Stock Option Plan after the Effective Date terminates, expires, or lapses for any reason, the number of shares of Stock subject to such Award shall again be Stock available for the grant under the Plan (i.e., any prior charge against the authorized pool of shares shall be reversed).
(b)If an Award is settled in cash (which means that Stock is not delivered in connection with the Award), the shares of Stock used to measure the value of the Award, if any, shall not reduce the number of shares of Stock available for grant under the Plan.
(c)The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) shall reduce the number of shares of Stock available for grant by the entire number of shares of Stock subject to the SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.
(d)Dividend equivalents paid in Stock shall reduce the number of shares of Stock available for grant by the number of shares of Stock used to satisfy such dividend equivalent.
(e)Shares of Stock tendered or withheld to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award shall not again become Stock available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option shall not increase or replenish the number of shares available for grant under the Plan.
(f)If the provisions of this Section 5.2 are inconsistent with the requirements of Section 422 of the Code, or any regulations promulgated thereunder, the provisions of such regulations shall control over the provisions of this Section 5.2 but only to this extent that this Section 5.2 applies to Incentive Stock Options.
(g)The Committee may adopt such other reasonable rules and procedures as it deems appropriate for determining the number of shares that are available for grant under the Plan.
5.3Adjustment Upon Certain Events. In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spinoff, combination, or transaction or exchange of Stock or other corporate exchange, or any distribution to stockholders of Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under Section 5.1 (Available Shares), the maximum Award payable under Section 5.4 (Award Limits) and any other similar numeric limit set forth in the Plan, the number of shares to be issued pursuant to outstanding Awards, the exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Any adjustments made pursuant to this Section 5.3 shall be made in a manner consistent with the requirements of Code Section 409A and, in the case of “incentive stock options,” in a manner consistent with Code Section 424(a).

5.4Award Limits. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 5.3 (Adjustment Upon Certain Events), the maximum number of shares of Stock that may be granted to any one Participant during any one calendar year with respect to one or more Awards shall be 500,000 or the equivalent cash value. The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan is the same numeric limit set forth in Section 5.1 (Available Shares) and the maximum aggregate number of shares of Stock that may be subject to Incentive Stock Option Awards granted in any one calendar year to any one Participant is the same numeric limit set forth in the preceding sentence. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 5.3 (Adjustment Upon Certain Events), the maximum number of shares of Stock that may be granted to any one Participant who is a Non-Employee Director during any one calendar year shall be shall be 100,000 or the equivalent cash value.
5.5Fractional Shares. No fractional shares may be purchased or issued under the Plan. In the event of adjustment as provided in Section 5.3 (Adjustment Upon Certain Events) or the issuance of substitute Awards as provided in Article XV (Amendment, Modification, and Termination), the total number of shares of Stock subject to any affected Award shall always be a whole number of shares, determined in accordance with the policies and procedures adopted by the Company from time from time.
ARTICLE VI
STOCK OPTIONS
6.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant either Non-Qualified Stock Options or Incentive Stock Options and shall have complete discretion in determining the number of shares of Stock subject to Options granted to each Participant. Notwithstanding the foregoing and unless otherwise specified in an Award Agreement or employment agreement, Options are subject to the following terms and conditions:
(a)Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s stockholders, an Option may not be amended or modified to reduce the exercise price after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below that of the Option being surrendered or exchanged, except in connection with an adjustment pursuant to Section 5.3 (Adjustment Upon Certain Events).
(b)Exercise of Option. Options shall be exercisable at such times and in such manner and shall be subject to such restrictions or conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Notwithstanding any other provision of the Plan to the contrary, Options shall not become exercisable until at least one year following the date the Option is granted; provided, however, that, notwithstanding the foregoing, Options that result in the issuance of an aggregate of up to 5% of the Stock reserved for issuance under Section 5.1 (Available Shares) may be granted to Participants without regard to such minimum vesting. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement or employment agreement upon the occurrence of a specified event.
(c)Term of Option. Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth anniversary of the Grant Date.

(d)Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six-month share holding period described in the first sentence of this paragraph (d) in the event payment of an Option is made through the tendering of shares.
(e)Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.
6.2Incentive Stock Options. Incentive Stock Options shall be granted only to Participants who are Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:
(a)Exercise Price. Subject to Section 6.2(e), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.
(b)Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than ten years from the Grant Date.
(c)Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
(1)The Incentive Stock Option shall lapse ten years from the Grant Date, unless an earlier time is set in the Award Agreement;
(2)The Incentive Stock Option shall lapse upon a termination of employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and
(3)Unless otherwise provided in the Award Agreement, if the Participant incurs a termination of employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled termination date of the Option; or (b) twelve (12) months after the date of the Participant’s termination of employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(d)Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(e)Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five years from the Grant Date.
(f)Right to Exercise. Except as provided in Section 6.2(c)(3), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.
ARTICLE VII
STOCK APPRECIATION RIGHTS
7.1Grants. Awards may be granted in the form of SARs. SARs shall be awarded in such numbers and at such times as the Committee shall determine. A SAR entitles the Participant to receive, in cash or in shares of Stock, payment equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock on the date of exercise; over (ii) an exercise price established by the Committee. The “exercise price” for a particular SAR shall be defined in the Award Agreement for that SAR but in no event shall the exercise price be less than 100% of the Fair Market Value of the Stock on the Grant Date. A SAR may be granted in tandem with all or a portion of a related Option (“Tandem SARs”) or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either on the Grant Date of the related Option or at any time thereafter during the term of the Option.
7.2Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of such a SAR shall be the exercise price of the related Option; provided, however, that at no time shall a Tandem SAR be issued if the exercise price of its related Option is less than 100% of the Fair Market Value of the Stock on the Grant Date. If a related Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than the expiration date of the related Options.
7.3Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Stock on the Grant Date. Moreover, all Freestanding SARs shall expire not later than 10 years from the Grant Date.
7.4Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR. No SAR shall be exercisable later than ten (10) years from the Grant Date.

7.5Payment; No Repricing. Unless otherwise provided in an Award Agreement, an exercised SAR may be paid in cash, Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s stockholders, a SAR may not be amended or modified to reduce the exercise price after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below that of the SAR being surrendered or exchanged, except in connection with an adjustment pursuant to Section 5.3 (Adjustment Upon Certain Events).
ARTICLE VIII
RESTRICTED STOCK UNITS AND RESTRICTED STOCK

9.1Grant of Restricted Stock Units and Restricted Stock. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units or Restricted Stock to such Participants and in such amounts as it shall determine.
9.2Grant of Restricted Stock Units.
(a)Voting Rights. During the applicable period of restriction, Participants holding Restricted Stock Units shall have no voting rights with respect to the shares subject to such Restricted Stock Units. If the Restricted Stock Units are settled in shares of Stock, voting rights will be available only after the issuance of the shares of Stock underlying the Award.
(b)Dividend Equivalents and Other Distributions. In the Award Agreement for any Restricted Stock Unit Award, the Committee may also grant the Participant dividend equivalents and other distribution rights. Any dividend equivalents or other distributions to which a Participant may be entitled pursuant to this Section 8.2(b) shall be payable in accordance with the related Award Agreement, which shall comply with the requirements of Section 409A of the Code (or an applicable exception thereto) to the extent Section 409A of the Code applies to such dividend equivalents or other distributions. In no event may a dividend equivalent awarded in connection with a Restricted Stock Unit that vests based on the achievement of Performance Goals be paid unless and until such Restricted Stock Unit Award vests or is earned by satisfaction of the applicable Performance Goals.
(c)Issuance and Restrictions. Restricted Stock Units grant a Participant the right to receive a specified number of shares of Stock, or cash equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
(d)Forfeiture. Except as otherwise provided in an Award Agreement or employment agreement, upon termination of employment (or termination of service) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
(e)Form and Timing of Payment. Except as otherwise provided for in the Award Agreement, payment for any vested Restricted Stock Units issued pursuant to this Section shall be made in one lump sum payment of shares of Stock or cash. As a general rule, the cash payable or the shares payable under any Restricted Stock Units will be issued to the Participant within sixty (60) days following the date on which the Restricted Stock Units vest. Unless the related Award Agreement is structured to qualify for an exception to the requirements of Section 409A of the Code, such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treasury Regulation Section 1.409A-3(a)(4).
9.3Grant of Restricted Stock.
(a)Voting Rights. Except as otherwise provided in an Award Agreement, Participants holding Restricted Stock shall have the right to vote the shares subject to such Restricted Stock as of the Grant Date for the Award.
(b)Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions, including restrictions on transferability and the right to receive dividends, as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
(c)Forfeiture. Except as otherwise provided in an Award Agreement or employment agreement, upon termination of employment (or termination of service) during the applicable period of restriction, Restricted Stock that is still subject to restrictions shall be forfeited; provided however, that the Committee may provide in any Restricted Stock Award Agreement or employment agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
(d)Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE IX
STOCK AWARDS
10.1Grants; Restrictions. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine. A Stock Award grants a Participant the right to receive (or purchase at a price determined by the Committee) Stock free of any vesting restrictions. All Stock Awards shall be evidenced by an Award Agreement that shall specify the number of shares granted and such other provisions as the Committee shall determine. The purchase price, if any, for a Stock Award shall be payable in cash or in any other form of consideration acceptable to the Committee. A Stock Award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a Participant.
10.2Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a Stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.
ARTICLE X
PERFORMANCE SHARE AND PERFORMANCE UNIT AWARDS

10.1Grant of Performance Shares or Performance Units. Subject to the provisions of the Plan, Performance Shares or Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares or Performance Units granted to each Participant. In the Award Agreement for any Performance Share or Performance Unit Award, the Committee may also grant the Participant dividend equivalents. Any dividend equivalents to which a Participant may be entitled pursuant to this Section 10.1 shall be payable in accordance with the related Award Agreement, which shall comply with the requirements of Section 409A of the Code (or an applicable exception thereto) to the extent Section 409A of the Code applies to such dividend equivalents. In no event may a dividend equivalent awarded in connection with any Performance Share or Performance Unit Award be paid unless and until such Award vests or is earned by satisfaction of the applicable Performance Goals.
10.2Performance Criteria and Value of Awards. The Committee may impose conditions and/or restrictions on each Performance Share, or Performance Units, including, without limitation, restrictions based upon the achievement of specific Performance Goals. The achievement of the Performance Goals for a particular period (including a Performance Period) will determine the ultimate value of the Performance Share or Performance Unit Award.
The Performance Goal or Goals applicable to any Performance Share or Performance Unit Award shall be based on the criteria selected by the Committee and designated in the Award Agreement or other documentation.
ARTICLE XI
NON-EMPLOYEE DIRECTOR RETAINER AWARDS
11.1Payment of Retainer. The Retainer Award is payable in cash or Awards, as determined by the Board in the exercise of its discretion. The Board’s determination of the combination of cash and Awards payable to each Non-Employee Director need not be uniform.
11.2Grant Date. Unless the Board determines otherwise, the Grant Date for Retainer Awards to Non-Employee Directors shall be on or near each Quarterly Meeting Date.
11.3Term of Awards. Subject to the limitations set forth in the Plan, Awards granted to Non-Employee Directors shall be subject to such terms and conditions as set forth in each Award Agreement as determined by the Board in its sole discretion.
11.4Termination of Service.
(a)Nonvested Awards. If a Non-Employee Director holds any nonvested Awards upon his or her termination of service as a Non-Employee Director due to death, Disability, retirement, or Change in Control, all such nonvested Awards shall become one hundred percent (100%) vested. Upon a Non-Employee Director’s termination of service as a Non-Employee Director for any reason other than death, Disability, retirement, or Change in Control, all nonvested Awards shall be canceled.
(b)Vested Awards. If a Non-Employee Director holds any vested Awards upon a termination of service as a Non-Employee Director for any reason other than for Cause, the vested Award shall be exercisable on or before the earlier of: (i) one (1) year following the termination of service, or (ii) the tenth anniversary date of the Grant Date of the Award. Upon a Non-Employee Director’s termination of service for Cause, all vested Awards shall be canceled.

ARTICLE XII
PAYMENT; WITHHOLDING
12.1Payment. Absent a Plan or Award Agreement provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions, and/or limitations are not inconsistent with the Plan.
12.2Withholding Taxes. The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum amount necessary to satisfy federal, state, and local withholding tax requirements in the applicable jurisdiction on any Award under the Plan. The Company shall have discretion to determine the withholding amount, or the Company may (but is not required to) permit a Participant to elect the withholding amount, within permissible limits as it deems appropriate, but in no event will such withholding amount be less than the minimum or more than the maximum amount necessary to satisfy federal, state, and local tax withholding requirements in the applicable jurisdiction on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods. Notwithstanding the foregoing or the provision of any Award Agreement, a Participant may not pay the amount of taxes required by law to be withheld using shares of Stock if, in the opinion of counsel to the Company there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company.
ARTICLE XIII
NON-TRANSFERABILITY
13.1General. The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under Plan, provided that in no event may an Award be transferred for value or consideration. Unless otherwise determined by the Committee and except as provided in Section 13.2 (Beneficiary Designation), no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the termination of any Restricted Period or Performance Period as determined by the Committee.
13.2Beneficiary Designation. Notwithstanding the foregoing, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death or Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

ARTICLE XIV
EMPLOYER DISCRETION, EVIDENCE OF OWNERSHIP, CLAWBACK,
SUBSTITUTION OF AWARDS

14.1Employment. Nothing in the Plan shall interfere with or limit in any way the right of any Employer to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Employer.
14.2Participant. No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.
14.3No Rights To Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.
14.4Evidence of Ownership. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence the ownership of shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. If Stock certificates are issued in connection with an Award, the Committee may place legends on any such certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
14.5Recovery of Payments; Clawback. In an Award Agreement or employment agreement, the Compensation Committee may include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy or applicable law in effect on the date of the Award notice, including, but not limited to the final rules issued by the SEC and the NASDAQ pursuant to Section 954 of the Dodd-Frank Act. All Awards are subject to mandatory repayment if the Participant becomes subject to any clawback or recoupment provision under applicable law or Company policy, if such Company policy is adopted.
14.6Substitution of Awards. Any Award may be granted under the Plan in substitution for Awards held by any individual who is an employee of another corporation who is about to become an Employee of an Employer or a Non-Employee Director as the result of a merger, consolidation or reorganization of the corporation with an Employer, or the acquisition by an Employer of the assets of the corporation, or the acquisition by an Employer of stock of the corporation as the result of which such corporation becomes a subsidiary of an Employer. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. Any Awards made pursuant to this Article XIV shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.
ARTICLE XV
AMENDMENT, MODIFICATION, AND TERMINATION

15.1Amendment, Modification and Termination. The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the Company’s stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. Except as provided in Section 4.3 (Allocation and Delegation of Authority), neither the Board, the CEO nor the Committee may, without the approval of the Company’s stockholders: (i) reduce the purchase price or exercise price of any outstanding Award, including any Option or SAR; (ii) increase the numeric limits expressed in Sections 5.4 (Award Limits) and 6.2 (Incentive Stock Options); (iii) grant Options or SARs with an exercise price that is below Fair Market Value on the Grant Date; (iv) reprice previously granted Options or SARs or take any other action relative to an Option or SAR that would be treated as a repricing under the rules of the NASDAQ (or any national securities exchange on which the Stock may then be traded); (v) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price that is less than the exercise price for the original Option or SAR; (vi) extend the exercise period for an Option or SAR beyond ten (10) years from the Grant Date; (vii) expand the types of Awards available for grant under the Plan; or (viii) expand the class of individuals eligible to participate in the Plan.
15.2Awards Previously Granted. Except as provided in the next sentence, no amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award previously granted under the Plan without the consent of the holder thereof. The consent of the holder of an Award is not needed if the change: (i) is necessary or appropriate to conform the Award to, or otherwise satisfy legal requirements (including without limitation the provisions of Section 409A of the Code); (ii) does not adversely affect in any material way the rights of the holder; or (iii) is made pursuant to an adjustment as provided in Section 5.3 (Adjustment Upon Certain Events). Furthermore, notwithstanding any provision of the Plan to the contrary, the Committee may, in exceptional circumstances, amend an Award previously granted.
15.3Effect of Change in Control. If a Change in Control occurs, the Committee shall have the authority and discretion, but shall not have the obligation, to provide, in the Award Agreement or employment agreement or thereafter, that all or part of outstanding Options, SARs, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2 (Terms and Conditions of Tandem SARs), the excess Options shall be deemed to be Non-Qualified Stock Options. In addition, upon, or in anticipation of, a Change in Control, the Committee may: (a) cause all outstanding Awards to be canceled and terminated as of a specified date and give each Participant the right to exercise such Awards during a period determined by the Committee; or (b) cause all outstanding Awards to be canceled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change in Control transaction documents. With respect to an Award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A of the Code, any actions taken by the Board pursuant to this Section 15.3 shall be done in compliance with Section 409A of the Code. Nothing in this Section 15.3 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 15.3 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to this Section 15.3.
ARTICLE XVI
REQUIREMENTS OF LAW
16.1Requirements of Law. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
16.2Governing Law. The Plan and all agreements into which the Company and any Participant enter pursuant to the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.
16.3No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.
16.4No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.
16.5Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, reincorporation, or otherwise, of all or substantially all of the business and/or assets of the Company.
16.6Code Section 409A.
(a)General. Some of the types of Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards and Performance Unit Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.

(b)Specified Employee Payment Delay. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six-month period). Any amounts that would have been distributed during such six-month period will be distributed on the day following the expiration of the six-month period. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required by Section 409A of the Code.
(c)Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In accordance with Section 409A of the Code, if the making of a payment at the date specified under the Plan would jeopardize the ability of the Company to continue as a going concern, the payment will be treated as made upon the date specified under the Plan if the payment is made during the first taxable year of the Participant in which the making of the payment would not have such effect. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.
16.7Securities Law Compliance. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.
16.8Other Restrictions. The Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Awards.
ARTICLE XVII
GENERAL PROVISIONS
17.1Unfunded Plan. This Plan is intended to be an unfunded plan for incentive compensation and is not intended to be either an employee pension or welfare benefit plan subject to ERISA. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third-party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards made hereunder, nor shall the

Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
17.2Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
17.3Adoption by Affiliates. Any Affiliate, by action of its board of directors, may adopt the Plan with respect to its Employees only with the approval of the Board.
(a)Except as otherwise clearly indicated by the context, “Company” as used herein shall include each Affiliate that has adopted the Plan in accordance with this Section 17.3.
(b)By adopting the Plan, each participating Affiliate shall be deemed to have agreed to:
(1)Assume the obligations and liabilities imposed upon it by the Plan with respect to the its Employees;
(2)Comply with all of the terms and provisions of the Plan;
(3)Delegate to the Committee the power and responsibility to administer the Plan with respect to the Affiliate’s Employees;
(4)Delegate to the Company the full power to amend or terminate the Plan with respect to the Affiliate’s Employees; and
(5)Be bound by any action taken by the Company pursuant to the terms and provisions of the Plan, regardless of whether such action is taken with or without the consent of the Affiliate.
(c)Any Affiliate that has adopted the Plan for the benefit of its Employees may terminate its adoption of the Plan by action of its board of directors and timely providing notice to the Company of such termination.
(d)The Company and each participating Affiliate shall bear the costs and expenses of providing benefits to their respective Employees who are Participants. Such costs and expenses shall be allocated among Affiliates in accordance with agreements entered into between the Company and any participating Affiliate, or in the absence of such an agreement, procedures adopted by the Company.